                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-12

                          CONDUCTUS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           1)   Title of each class of securities to which transaction
                applies:
                ----------------------------------------------------------
           2)   Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           3)   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           4)   Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           5)   Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials:
           ---------------------------------------------------------------
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or
           schedule and the date of its filing.
           1)   Amount Previously Paid:
                ----------------------------------------------------------
           2)   Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           3)   Filing Party:
                ----------------------------------------------------------
           4)   Date Filed:
                ----------------------------------------------------------

                             [CONDUCTUS, INC. LOGO]

                                CONDUCTUS, INC.

                                 April 21, 2000

Dear Stockholder,

    You are cordially invited to attend the Conductus, Inc. Annual Meeting of Stockholders to be held on Thursday, May 25, 2000 at 3:00 p.m., local time, at the Company's offices located at 965 West Maude Avenue, Sunnyvale, California 94086.

    At the Annual Meeting, in addition to electing five directors and approving the appointment of PricewaterhouseCoopers LLC as our independent accountants, we will ask you to approve proposals relating to our Certificate of Incorporation, Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan. We believe these proposals to be in the best interests of the Company and its stockholders.

    PROPOSAL TWO asks you to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock. The stockholders last approved an increase in the number of authorized shares of common stock in May 1998. At that time, approximately eight million shares were outstanding or reserved, and the number of shares authorized was increased to 20 million shares. Since then, we have raised over $35 million in three rounds of equity financing, in September 1998, December 1999 and January 2000, giving us approximately $26 million in cash at the end of February 2000. Mainly as a result of these financings, the number of shares outstanding or reserved has increased to approximately 17.3 million, leaving fewer than 3 million in reserve. If Proposals Three and Six are approved, approximately 19,500,000 shares of the authorized 20,000,000 shares of common stock will have been reserved, leaving a reserve of only about 500,000 shares.

    We believe that it is prudent to increase the number of authorized shares of common stock to the proposed levels in order to provide a reserve of shares available for issuance to meet possible future business needs including financings, establishment of strategic relationships, providing equity incentives to employees, officers or directors or effecting stock splits or dividends.

    In addition to the proposal to increase the number of authorized shares of common stock, we are proposing amendments to the 1992 Stock Option/Stock Issuance Plan (the "Stock Option Plan") and the Employee Stock Purchase Plan (the "Stock Purchase Plan").

    We believe that equity participation motivates high levels of performance and provides an effective means of recognizing employee contributions to our success. New employee stock option grants, together with stock purchases through payroll deductions under our Stock Purchase Plan, have resulted in broad-based employee equity ownership at Conductus, linking compensation to Conductus' performance. When we perform well, the employees are rewarded along with the other stockholders.

    Proposals Three through Six are asking you to approve amendments to the Stock Option Plan and Stock Purchase Plan. As of March 3, 2000, a total of 126,767 and 282,219 shares remain available for issuance under the Stock Option Plan and Stock Purchase Plan, respectively. As our business grows, we must attract quality new employees and motivate and retain current employees and we believe that equity participation is an important component of the compensation package offered to our employees. To address the immediate need for stock for our Stock Option Plan and Stock Purchase Plan, we propose to increase the number of shares of common stock reserved for future grants under the Stock Option Plan by 2,000,000 shares, from 2,580,000 to 4,580,000 shares (PROPOSAL THREE) and to increase the number of shares of common stock reserved for future purchases under the Stock Purchase Plan by 200,000 shares from 550,000 to 750,000 shares. (PROPOSAL SIX). If approved, the Stock Option Plan will have 2,000,000 shares reserved for issuance in addition to the 126,767 shares previously authorized but unissued and the Stock Purchase Plan will have a total of 482,219 shares available for future issuance.

    In order to reduce the need for annual plan amendments to increase the amount of reserved stock under the Stock Option Plan as Conductus grows, we propose to amend the Stock Option Plan to include an evergreen feature to provide for automatic annual replenishing of the number of shares reserved and available for issuance (PROPOSAL FOUR). This evergreen feature will provide for an automatic increase of the shares reserved and available for issuance under the Stock Option Plan by an amount equal to 4.0% of our outstanding stock. The increase will be limited if a balance of 1.0% or more exists in the reserve prior to the increase, so that the reserve will not equal 5.0% or more of outstanding shares at any time without additional stockholder approval. We believe that this evergreen feature will provide Conductus and its stockholders a consistent and predictable measure of employee equity participation in line with comparable businesses with which Conductus competes to attract and retain highly skilled employees. If approved, the 2,000,000 share increase described above will serve to fund the Stock Option Plan until its first evergreen increase in January 2001.

    Finally, we propose to amend the Automatic Option Grant Program under the Stock Option Plan, which provides for the grant of non-statutory options to purchase shares of common stock to non-employee Board members (PROPOSAL FIVE). The proposal would increase the number of shares granted to new non-employee Board members from the current level of 15,000 shares upon appointment and 3,000 shares at each Annual Meeting of Stockholders to 24,000 and 8,000 shares, respectively. We consider this increase necessary to ensure we remain competitive in attracting and retaining qualified Board members. Additionally, the Company proposes to change the vesting of all future grants of options to such directors to provide that such options would vest over a four-year term, as compared to the current vesting term, which provides for full vesting after three years (Annual Automatic Grant) or five years (Initial Automatic Grant). The purpose of the change in the vesting term is to have the vesting term of options granted to outside directors correspond with the vesting term of options granted to employees of the Company.

    We hope you will be able to attend the Company's Annual Meeting on May 25th to receive a report on the status of the Company's business and performance during 1999. You will have an opportunity to meet the Company's Directors and Officers and ask questions. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card to ensure your representation at the meeting.

Very truly yours,
CHARLES E. SHALVOY
PRESIDENT AND CHIEF
EXECUTIVE OFFICER

                             [CONDUCTUS, INC. LOGO]

                                CONDUCTUS, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2000

                            ------------------------

TO THE STOCKHOLDERS OF CONDUCTUS, INC.:

    NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of CONDUCTUS, INC. (the "Company"), will be held on Thursday, May 25, 2000, at 3:00 p.m. local time (the "Annual Meeting"), at the Company's administrative offices located at 965 West Maude Avenue, Sunnyvale, California 94086 for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

    1.  To elect directors of the Company;

    2. To approve an amendment to and restatement of the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 20,000,000 to 25,000,000;

    3. To approve an amendment to the Company's 1992 Stock Option/Stock Issuance Plan to increase to the number of shares available for issuance thereunder, as set forth in the accompanying Proxy Statement;

    4. To approve an amendment to the Company's 1992 Stock Option/Stock Issuance Plan to provide for an automatic annual increase in the number of shares available for issuance thereunder, as set forth in the accompanying Proxy Statement;

    5. To approve an amendment to the Company's 1992 Stock Option/Stock Issuance Plan to amend the automatic grant program, as set forth in the accompanying Proxy Statement;

    6. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder, as set forth in the accompanying Proxy Statement;

    7. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2000; and

    8. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Only stockholders of record at the close of business on April 7, 2000, are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company for a period of ten days before the Annual Meeting.

    All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please sign and return the enclosed Proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to ensure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          Charles E. Shalvoy
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

April 21, 2000

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT

ITEM                                                            PAGE
----                                                          --------
PROXY STATEMENT.............................................      1

MATTERS TO BE CONSIDERED AT ANNUAL MEETING..................      2

  PROPOSAL ONE--ELECTION OF DIRECTORS.......................      2

  PROPOSAL TWO--AMENDMENT TO AND RESTATEMENT OF THE
    COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.........      5

  PROPOSAL THREE--APPROVAL OF AMENDMENT TO 1992 STOCK
    OPTION/ STOCK ISSUANCE PLAN TO INCREASE THE NUMBER OF
    SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN............      6

  PROPOSAL FOUR--APPROVAL OF AMENDMENT TO THE 1992 STOCK
    OPTION/ STOCK ISSUANCE PLAN TO PROVIDE FOR AUTOMATIC
    INCREASES IN THE NUMBER OF SHARES AVAILABLE UNDER THE
    PLAN....................................................      6

  PROPOSAL FIVE--APPROVAL OF AMENDMENTS TO THE 1992 STOCK
    OPTION/ STOCK ISSUANCE PLAN TO INCREASE THE NUMBER OF
    SHARES GRANTED TO OUTSIDE DIRECTORS UNDER THE AUTOMATIC
    GRANT PROVISIONS OF THE PLAN AND CHANGE VESTING
    SCHEDULE................................................      7

  PROPOSAL SIX--APPROVAL OF AMENDMENT TO 1994 EMPLOYEE STOCK
    PURCHASE PLAN...........................................     13

  PROPOSAL SEVEN--RATIFICATION OF INDEPENDENT AUDITORS......     17

  OTHER MATTERS.............................................     17

OWNERSHIP OF SECURITIES.....................................     18

EXECUTIVE COMPENSATION AND RELATED INFORMATION..............     20

  SUMMARY COMPENSATION TABLE................................     20

  OPTION GRANTS IN LAST FISCAL YEAR.........................     21

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
  YEAR-END OPTION VALUE.....................................     22

  EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
    ARRANGEMENTS AND CHANGE IN CONTROL AGREEMENTS...........     22

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION.............................................     22

CERTAIN TRANSACTIONS........................................     23

COMPENSATION COMMITTEE REPORT...............................     23

COMPARISON OF STOCKHOLDER RETURN............................     26

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
  OF 1934...................................................     27

ANNUAL REPORT...............................................     27

FORM 10-K...................................................     27

DIRECTIONS..................................................     28

EXHIBIT A...................................................    A-1

                             [CONDUCTUS, INC. LOGO]

                                CONDUCTUS, INC.

                                ----------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2000

                            ------------------------

    The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of CONDUCTUS, INC., a Delaware corporation (the "Company"), for use at the 2000 Annual Meeting of Stockholders to be held on May 25, 2000 (the "Annual Meeting"). The Annual Meeting will be held at 3:00 p.m. PST at the Company's administrative offices located at 965 West Maude Avenue, Sunnyvale, California 94086. These proxy solicitation materials were mailed on or about April 21, 2000, to all stockholders entitled to vote at the Annual Meeting.

VOTING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders and are described in more detail in this Proxy Statement. On April 7, 2000, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 11,255,094 shares of the Company's common stock, $.0001 par value ("Common Stock") and 375,000 shares of the Company's Series C preferred stock, $.0001 par value ("Preferred Stock") were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock and ten votes for each share of Preferred Stock held by such stockholder on April 7, 2000. Directors are elected by a plurality vote of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The five nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors. Approval of the amendment to and restatement of the Company's Restated Certificate of Incorporation requires
(1) the affirmative vote of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting and (2) the affirmative vote of a majority of the Preferred Stock issued and outstanding and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be treated as votes against the proposal. Approval of amendments to the Company's 1992 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan requires the affirmative vote of (1) a majority of those Common Stock shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting and
(2) a majority of those Preferred Stock shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against the proposal. Broker non-votes will be treated as not entitled to vote on this matter and thus will have no effect on the outcome of the vote. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending
December 31, 2000, requires the affirmative vote of (1) a majority of those Common Stock shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting and (2) a majority of those Preferred Stock shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against the proposal. Broker non-votes will be treated as not entitled to vote on this matter and thus will have no effect on the outcome of the vote.

REVOCABILITY OF PROXIES

    Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposals Nos. 2, 3, 4, 5, 6 and 7, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the Company's principal executive offices, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward these solicitation materials to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding these solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by the Company's directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    The Bylaws require that proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than February 24, 2001, to be considered at the Annual Meeting. Proposals must be received before December 22, 2000, for inclusion in the proxy statement and form of proxy relating to that meeting.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                      PROPOSAL ONE--ELECTION OF DIRECTORS

GENERAL

    The Company currently has five directors. All directors hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. The officers serve at the discretion of the Board of Directors (the "Board").

    The Board has selected five nominees, all of whom are currently serving as directors of the Company. The names of the persons who are nominees for director and their positions with the Company as of March 30, 2000 are set forth in the table below. Each person nominated for election has agreed to serve, if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The five candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected directors of the Company, to serve their respective terms and until their successors have been elected and qualified.

      NOMINEES FOR TERM ENDING UPON THE 2001 ANNUAL STOCKHOLDERS' MEETING

NOMINEE                                       AGE      POSITIONS AND OFFICES HELD WITH THE COMPANY
-------                                     --------   -------------------------------------------
John F. Shoch, Ph.D(1)(2).................     51      Chairman of the Board
                                                       President, Chief Executive Officer and
Charles E. Shalvoy........................     52      Director
Martin Cooper(1)..........................     71      Director
Robert M. Janowiak........................     63      Director
Martin J. Kaplan(2).......................     62      Director

------------------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

BUSINESS EXPERIENCE OF DIRECTORS

    DR. SHOCH has served as Chairman of the Board since our inception in 1987. As a founder, Dr. Shoch served as President from 1987 to 1988. Since 1985, he has been a general partner of AMC Partners 84, which is the general partner of Asset Management Associates 1984, a venture capital investment fund and a principal stockholder. Dr. Shoch holds a B.S. in political science and an M.S. and Ph.D. in computer science from Stanford University.

    MR. COOPER has served as a director since January 1995. Since 1992, Mr. Cooper has served as Chairman and Chief Executive Officer of
ArrayComm, Inc., a company he co-founded that manufactures intelligent antennas for wireless applications. Previously he was co-founder, Chairman, Chief Executive Officer and President of Cellular Business Systems, Inc., a provider of management information software to the cellular industry that was purchased by Cincinnati Bell in 1983. Mr. Cooper worked for 29 years at Motorola Inc., where he started out as a Senior Development Engineer in 1954 and advanced to Corporate Director of Research and Development in 1983. Mr. Cooper earned a B.S. and M.S. in Electrical Engineering from the Illinois Institute of Technology.

    MR. JANOWIAK has served as a director since December 1996. Since 1982, he has served as the Executive Director of the International Engineering Consortium. Prior to that, he was President of Federal Signal Corporation's Signal Group, a provider of public safety products and systems. Mr. Janowiak also held positions with ITT Research and Rockwell, where he advanced to Vice-President, General Manager of the Information Products Division.
Mr. Janowiak earned a B.S.E.E. from the University of Illinois, an M.S.E.E. from Illinois Institute of Technology and an M.B.A. from the University of Chicago.

    MR. KAPLAN has served as a director since July 1996. Since 1997, Mr. Kaplan has served as an Executive Vice-President of Pacific Telesis Group. Prior to that he was President--Network Services Group of Pacific Bell, and its successor, Pacific Telesis, for 38 years in various senior management positions. Mr. Kaplan earned a B.S. in engineering from California Institute of Technology.

    MR. SHALVOY joined us in June 1994 as President, Chief Executive Officer and Director. From 1988 to 1994, he was President and Chief Operating Officer of Therma-Wave, Inc., a manufacturer of semiconductor production equipment. Prior to that he was employed by Aehr Test Systems, Emerson Electric Corp. and Raychem Corporation in a variety of senior management positions. Mr. Shalvoy holds a B.S. in Mechanical Engineering from the University of Notre Dame and an M.B.A. from Stanford University.

    There are no family relationships among executive officers or directors of the Company.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 1999 the Board held six meetings. The Board has an Audit Committee and a Compensation Committee. Except for
Mr. Cooper and Mr. Kaplan, who attended 50% and 67% of the meetings, respectively, each of the directors attended or participated in 75% or more of the total meetings of the Board during the past fiscal year.

    The Audit Committee currently consists of two directors, Dr. Shoch and Mr. Cooper, and is primarily responsible for approving the services performed by the Company's independent auditors and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee held two meetings during the last fiscal year.

    The Compensation Committee currently consists of two directors, Dr. Shoch and Mr. Kaplan, who are primarily responsible for reviewing and approving the Company's general compensation policies and setting compensation levels for the Company's executive officers. The Compensation Committee held one meeting during the last fiscal year.

DIRECTOR COMPENSATION

    In January 1992, each non-employee director was granted a non-qualified stock option to purchase Common Stock (at an exercise price of $8.00 per share) as follows: Dr. Shoch--7,813 shares. The options were canceled in August 1992 in exchange for a new option to purchase the same number of shares of Common Stock at an exercise price of $0.56 per share. In January 1995, several non-employee directors were granted options, under the Automatic Grant Program (as described in Proposal Five), as follows: Mr. Cooper--15,000 shares and Dr. Shoch--15,000 shares. Each new option was granted at an exercise price of $4.93 per share. In July 1996, Mr. Kaplan was granted a non-qualified stock option to purchase 15,000 shares of Common Stock at an exercise price of $11.25 per share under the Automatic Grant Program. This option was canceled in November 1997 in exchange for a new option to purchase 15,000 shares of Common Stock at a purchase price of $6.50. In December 1996, Mr. Janowiak was granted a non-qualified stock option to purchase 15,000 shares of Common Stock at an exercise price of $6.56 per share under the Automatic Grant Program. In April 1999, each non-employee director was granted a non-qualified stock option to purchase 15,000 shares of Common Stock at an exercise price of $1.25 per share.

    Beginning in October 1996, and thereafter at the close of each annual meeting, each non-employee director was granted options to purchase 3,000 shares of Common stock. To date, the annual Automatic Grants are as follows:

YEAR   PRICE PER SHARE                          RECIPIENTS
----   ---------------   --------------------------------------------------------
1996..      $8.000       Messrs. Shoch, Cooper and Kaplan
1997..       7.125       Messrs. Shoch, Janowiak, Cooper and Kaplan
1998..       3.625       Messrs. Shoch, Janowiak, Cooper and Kaplan
1999..       2.563       Messrs. Shoch, Janowiak, Cooper and Kaplan

    Except for the foregoing option grants and for reimbursement of certain expenses in connection with attendance at Board and committee meetings, directors receive no compensation for attending meetings of and for serving on the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE ABOVE NOMINEES.

PROPOSAL TWO--AMENDMENT TO AND RESTATEMENT OF THE COMPANY'S RESTATED CERTIFICATE
                                OF INCORPORATION

    The Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend and restate the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 20,000,000 to 25,000,000. Accordingly, the Board of Directors has unanimously approved the proposed Amended and Restated Certificate of Incorporation, in substantially the form attached hereto as EXHIBIT A (the "Restated Certificate"), and hereby solicits the approval of the Company's stockholders of the Restated Certificate. If the stockholders approve the Restated Certificate, the Board of Directors currently intends to file the Restated Certificate with the Secretary of State of the State of Delaware as soon as practicable following such stockholder approval. If the stockholders do not approve the Restated Certificate, the existing Certificate of Incorporation will continue in effect.

    The objective of the increase in the authorized number of shares of Common Stock is to ensure that the Company has sufficient shares available for future equity issuances. As of March 3, 2000, there were 11,119,359 shares of Common Stock outstanding. Also as of March 3, 2000, there were 3,750,000 shares of Common Stock reserved for conversion of Series C Preferred Stock, 1,693,277 shares of Common Stock reserved for issuance pursuant to outstanding stock options and 1,246,088 shares of Common Stock reserved for issuance under outstanding warrants. If the stockholders approve Proposals Three and Six, an additional 2,000,000 shares and 200,000 shares, respectively will be reserved for the respective plans. Thus, approximately 19,500,000 shares of the authorized 20,000,000 shares of Common Stock will have been reserved, leaving a reserve of less than 500,000 shares. The Board of Directors believes that it is prudent to increase the authorized number of shares of Common Stock to the proposed levels in order to provide a reserve of shares available for issuance to meet business needs as they arise. Such future activities may include, without limitation, financings, establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, or effecting stock splits or dividends.

    The additional shares of Common Stock authorized may also be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. Although the Company has no present obligation to issue additional shares of Common Stock (except pursuant to employee stock incentive plans), the Company may continue to evaluate potential acquisitions of or investments with third parties. However, the Company currently has no specific plans to enter into any such transaction.

POSSIBLE EFFECT OF THE PROPOSED AMENDMENT TO AND RESTATEMENT OF THE RESTATED
  CERTIFICATE.

    If the stockholders approve the proposed Restated Certificate, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any securities exchange on which shares of Common Stock of the Company are then listed. Current holders of Common Stock have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their appropriate ownership thereof. The issuance of additional shares of Common Stock would decrease the proportionate equity interest of the Company's current stockholders and, depending upon the price paid for such additional shares, could result in dilution to the Company's current stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO AND RESTATEMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

                 PROPOSAL THREE--APPROVAL OF AMENDMENT TO 1992
  STOCK OPTION/STOCK ISSUANCE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE
                          FOR ISSUANCE UNDER THE PLAN

    Stockholders are being asked to vote on a proposal to approve an amendment to the Company's 1992 Stock Option/Stock Issuance Plan (the "Plan") to increase the number of shares of Common Stock reserved for future grants under the Plan by 2,000,000 shares, from 2,580,000 to 4,580,000 shares. This request for additional shares, as part of our overall stock option program, is consistent with the Company's philosophy of maximizing shareholder value over time and is considered necessary given the projected growth in our employee base in Fiscal 2000 and 2001. Our primary goal is to closely align the interests of our employees with those of our shareholders and we believe that equity participation motivates high levels of performance and provides an effective means of recognizing employee contributions to the success of the Company. See Proposal Five for a summary of the Plan and the effect of the proposed amendments.

NEW PLAN BENEFITS

    Awards under the Plan are discretionary. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Plan. To date, no grants have been made under the Plan with respect to the additional 2,000,000 shares that are subject to the approval of Proposal Three.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1992 STOCK OPTION/STOCK ISSUANCE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN.

  PROPOSAL FOUR--APPROVAL OF AMENDMENT TO THE 1992 STOCK OPTION/STOCK ISSUANCE PLAN TO PROVIDE FOR AUTOMATIC INCREASES IN THE NUMBER OF SHARES AVAILABLE UNDER
                                    THE PLAN

    We propose to amend the Plan to provide for an automatic increase in shares of Common Stock available for grant of stock options as follows: effective on the first day of each year of the Company, beginning on January 1, 2001, the number of shares of Common Stock available shall automatically be increased by an amount, rounded to the nearest whole share (the "Annual Increase Shares"), equal to four percent (4%) of the aggregate number of shares of Common Stock outstanding as of such date ("Outstanding Shares") or such lessor number of shares as determined by the Board; provided that, with respect to each such increase effective on the first day of each year of the Company beginning on January 1, 2001, the number of Annual Increase Shares shall be reduced by the number of shares of Common Stock subject to the Plan that are not then-issued and are not subject to the then-outstanding option grants as of such effective date (the "Available Shares"), provided that, no reduction shall be made if the Available Shares equal one percent (1%) or less of the aggregate number of Outstanding Shares as of such effective date. See Proposal Five for a summary of the Plan and the effect of the proposed amendments.

EFFECT OF THE PROPOSED AMENDMENT

    If the stockholders approve Proposal Four, additional shares of Common Stock available for issuance under the Plan may be increased without further vote of the stockholders of the Company, except as provided under the Company's Amended and Restated Certificate of Incorporation, Delaware Corporate Law or under the rules of any securities exchange on which shares of Common Stock of the Company are then listed.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1992 STOCK OPTION/STOCK ISSUANCE PLAN TO PROVIDE FOR AUTOMATIC INCREASES IN THE NUMBER OF SHARES AVAILABLE UNDER THE PLAN

 PROPOSAL FIVE--APPROVAL OF AMENDMENTS TO THE 1992 STOCK OPTION/STOCK ISSUANCE
  PLAN TO INCREASE THE NUMBER OF SHARES GRANTED TO OUTSIDE DIRECTORS UNDER THE
       AUTOMATIC GRANT PROVISIONS OF THE PLAN AND CHANGE VESTING SCHEDULE

    We propose to amend the Automatic Option Grant Program under the Plan, which provides for the grant of non-statutory options to purchase shares of Common Stock to non-employee Board members ("Outside Director"). Under the current terms of the Plan, a new non-employee Board member will automatically be granted, at the time of his of her initial election or appointment, an option to purchase 15,000 shares of Common Stock ("Initial Automatic Option Grant"). Additionally, each Outside Director who has served in that capacity for the immediately proceeding 90 days and continues to so serve will receive an option to purchase 3,000 shares of Common Stock at each Annual Meeting of Stockholders ("Annual Automatic Option Grant"). The Initial Automatic Option currently vests as to 20% after twelve months of service and thereafter in 48 equal monthly installments. The Annual Automatic Option Grant currently vests as to 33 1/3% after twelve months from the date of grant and thereafter in 24 equal monthly installments. We propose to amend the Plan such that (1) the Initial Automatic Option Grant is increased to 24,000 shares, (2) the Annual Automatic Option Grant is increased to 8,000 shares, and (3) all Automatic Option Grants will vest as to 25% after twelve months from the date of grant and thereafter in 36 monthly installments.

    We believe that this change is desirable to remain competitive in attracting and retaining new Board members. With the increase in the number of shares outstanding, the relative participation in ownership of the Board members has decreased. The vesting change would bring the Outside Director vesting schedule into line with that of the employees.

    The following is a summary of the principal features of the Plan. The summary, however, does not purport to be a complete description of all the provisions of the Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company's principal executive offices.

HISTORY AND PURPOSE

    The Board of Directors adopted the Plan in January 1992 and the stockholders approved the Plan in April 1992 as a successor to the Company's 1987 and 1989 Stock Option Plans. The Plan is intended to promote the interests of the Company by providing eligible individuals with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in the service of the Company. The Automatic Option Grant provisions were added in 1995 and amended in 1996. Various other amendments were made in 1993 through 1998.

EQUITY INCENTIVE PROGRAMS

    The Plan includes three separate equity incentive programs: (1) a Discretionary Option Grant Program, under which eligible individuals may be granted options to purchase shares of Common Stock, (2) an Automatic Option Grant Program, under which non-employee Board members are automatically granted options to purchase shares of Common Stock, and (3) a Stock Issuance Program, under which eligible individuals may be issued shares of Common Stock directly, through the immediate purchase of the shares or as a bonus tied to the performance of services or the Company's attainment of financial objectives.

    Options granted under the Discretionary Option Grant Program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory options not intended to satisfy such requirements.

SHARE RESERVE

    Subject to the approval of Proposal Three by the stockholders, 4,580,000 shares of the Company's Common Stock have been reserved for issuance under the Plan. Subject to the approval of Proposal Four, beginning on January 1, 2001, the number of shares of Stock available shall automatically be increased by an amount, rounded to the nearest whole share (the "Annual Increase Shares"), equal to four percent (4%) of the aggregate number of shares of Stock outstanding as of such date ("Outstanding Shares") or such lessor number of shares as determined by the Board; provided that, with respect to each such increase effective on the first day of each fiscal year of the Company beginning on January 1, 2001, the number of Annual Increase Shares shall be reduced by the number of shares of Common Stock subject to the Plan that are not then-issued and are not subject to the then-outstanding option grants as of such effective date (the "Available Shares"), provided that, no reduction shall be made if the Available Shares equal to one percent (1%) or less of the aggregate number of Outstanding Shares as of such effective date.

    The issuable shares may be made available from either the Company's authorized but unissued shares of Common Stock or from re-acquired shares of Common Stock, including shares repurchased by the Company on the open market. Should an option expire or terminate for any reason prior to exercise in full (including options canceled in accordance with the cancellation/regrant provisions of the Plan), the shares subject to the unexercised portion of the option will be available for subsequent issuance under the Plan. Shares subject to any option surrendered in accordance with the stock appreciation right provisions of the Plan and all share issuances under the Plan, whether or not the shares are subsequently re-acquired by the Company pursuant to its repurchase rights under the Plan, will reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance.

    No individual participating in the Plan may be granted stock options and direct stock issuances for more than 750,000 shares of Common Stock in any single calendar year.

    As of March 3, 2000, options covering 1,678,277 shares were outstanding under the Plan, and 126,767 shares remained available for future option grants. The expiration dates for such options range from August 18, 2002 to March 1, 2010.

PLAN ADMINISTRATION

    A Plan Administrator consisting of two outside directors (the "Plan Administrator") administers the Plan. The Plan Administrator has discretion, subject to the provisions of the Plan, to authorize stock option grants and direct stock issuances.

ELIGIBILITY

    Officers, directors, other employees, and independent consultants and advisors to the Company (or any parent or subsidiary company) are eligible to participate in the Plan.

    As of March 3, 2000, approximately five executive officers, four outside directors and fifty-nine other employees were eligible to participate in the Plan. Additionally, one independent consultant currently participates in the Plan.

VALUATION OF STOCK

    The fair market value per share of Common Stock on any relevant date under the Plan is the closing selling price per share on that date on the Nasdaq Stock Market. If there is no reported selling price for such date, then the closing selling price for the last previous date for which such quotation exists is determinative of fair market value. The fair market value of Common Stock on March 3, 2000, as reported on the Nasdaq Stock Market, was $54.375 per share.

DISCRETIONARY OPTION GRANT PROGRAM

    Under the Discretionary Option Grant Program, the exercise price per share of Common Stock subject to an incentive stock option may not be less than 100% of the fair market value per share on the grant date. The exercise price per share of the Common Stock subject to a non-statutory option may not be less than 85% of such fair market value. No option may have a term in excess of 10 years measured from the grant date. The Plan Administrator has discretion to grant options that (a) are immediately exercisable for vested shares, (b) are immediately exercisable for unvested shares subject to the Company's repurchase rights or (c) become exercisable in installments for vested shares over the optionee's period of service.

    The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. The option may also be exercised for vested shares through a same-day sale program pursuant to which the purchased shares are to be sold immediately and a portion of the sale proceeds are to be applied to the payment of the exercise price on the settlement date.

    Any option held by the optionee at the time of cessation of service will normally not remain exercisable beyond the limited period designated by the Plan Administrator at the time of the option grant. During that period, the option will generally be exercisable only for the number of shares in which the optionee is vested at the time of cessation of service. The Plan Administrator may extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding.

    Any unvested shares of Common Stock will be subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee's cessation of service prior to vesting in these shares. The Plan Administrator will have complete discretion in establishing the vesting schedule for any such unvested shares and will have full authority to waive the Company's outstanding repurchase rights with respect to these shares in whole or in part.

    The Plan Administrator has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program that have exercise prices in excess of the then-current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

    Options are not assignable or transferable other than by will or by the laws of inheritance following the optionee's death, and the option may, during the optionee's lifetime, be exercised only by the optionee.

OPTION/VESTING ACCELERATION

    In the event of a Corporate Transaction, all outstanding options under the Plan will become exercisable in full for vested shares, unless the options are assumed by the successor corporation (or its parent company) or replaced with comparable options or a comparable cash incentive plan. In addition, the Plan Administrator may grant options that automatically accelerate in the event of a Corporate Transaction or that accelerate if the optionee's service terminates following the Corporate Transaction, whether or not the options are assumed or replaced. "Corporate Transaction" means any of the following stockholder-approved transactions:

    - A merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

    - The sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company, or

    - A reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to holders different from those who held such securities immediately prior to the merger.

    The Plan Administrator may also grant options that will become exercisable in full for vested shares in the event of a Change in Control or that will accelerate if the optionee's service terminates following the Change in Control. "Change in Control" means either of the following transactions:

    - Any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders that the Board does not recommend to such stockholders to accept, or

    - A change in the composition of the Board over a period of 24 consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either
      (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

    The acceleration of options or vesting of shares in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

HOSTILE TAKE-OVERS

    One or more officers of the Company may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in connection with their outstanding options under the Plan. Upon the occurrence of a Hostile Take-Over, each outstanding option with such a limited stock appreciation right in effect for at least six months will automatically be canceled, to the extent such option is at the time exercisable for fully vested shares of Common Stock. The Optionee will in return be entitled to a cash distribution from the Company in an amount equal to the excess of (a) the Take-Over Price of the vested shares of Common Stock at the time subject to the canceled option (or cancelled portion of such option) over (b) the aggregate exercise price payable for such shares. Neither the approval of the Plan Administrator nor the consent of the Board will be required in connection with such option cancellation and cash distribution.

    A "Hostile Take-Over" will be deemed to occur in the event that (a) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) directly or indirectly acquires beneficial ownership, within the meaning of Rule 13d-3 under the 1934 Act, of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders that the Board does not recommend to such stockholders to accept and (b) more than 50% of the securities so acquired in such tender or exchange offer are accepted from holders other than officers and directors of the Company subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

    The "Take-Over Price" per share will be deemed to be equal to the greater of
(a) the fair market value per share on the date of cancellation, as determined pursuant to the regular valuation provisions of the Plan, or (b) the highest reported price per share paid in effecting such Hostile Take-Over. However, if the canceled option is an incentive stock option, the Take-Over Price will not exceed the clause (a) price per share.

CHANGES IN CAPITALIZATION

    In the event that any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, then appropriate adjustments will be made to (a) the number and/or class of shares issuable under the Plan, (b) the number and/or class of shares and price per share in effect under each outstanding option under the Plan, (c) the number and/or class of shares for which any one individual may be granted stock options and direct share issuances in each calendar year and (d) the number and/or class of shares for which non-employee Board members are granted stock options under the Automatic Option Grant Program.

FINANCIAL ASSISTANCE

    The Plan Administrator may institute a loan program in order to assist one or more optionees in financing their exercise of outstanding options under the Discretionary Option Grant Program or the purchase of shares under the Stock Issuance Program. The form in which such assistance is to be made available (including loans or installment payments) and the terms upon which such assistance is to be provided will be determined by the Plan Administrator. However, the maximum amount of financing provided any participant may not exceed the amount of cash consideration payable for the issued shares plus all applicable Federal, State and local income and employment taxes incurred in connection with the acquisition of the shares. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

AUTOMATIC OPTION GRANT PROGRAM

    The Automatic Option Grant Program under the Plan provides for the grant of non-statutory options to purchase shares of Common Stock to non-employee Board members. Subject to the approval of Proposal Six by the stockholders, each Outside Director will automatically be granted, at the time of his or her initial election or appointment, an option to purchase 24,000 shares of Common Stock ("Initial Automatic Option Grant") and each Outside Director who has served in that capacity for the immediately preceding 90 days and continues to so serve will receive an option to purchase 8,000 shares of Common Stock at each Annual Meeting of Stockholders ("Annual Automatic Option Grant").

    The option price per share for each automatic grant will be the fair market value per share of Common Stock on the date of grant. The option price for purchased shares will be payable in cash or shares of Common Stock held for at least six months, or through a same-day sale program.

    Automatic option grants have a term of 10 years from the date of grant and are immediately exercisable. However, the Company will have repurchase rights with respect to the shares purchased under the options. If Proposal Six is approved by the stockholders, repurchase rights under both the Initial Automatic Option and the Annual Automatic Option Grants will terminate as to one-fourth of the shares one year after the grant date and with respect to the balance in 36 equal monthly installments over the following three years, provided the non-employee Board member remains a member of the Board.

    If the optionee ceases to serve as a Board member, the option may be exercised to the extent then exercisable and within its term for a period of three months after the date of cessation (12 months if due to disability and three years if due to death). In the case of death, the option may be exercised within such period by the estate or heirs of the optionee.

    In the event of a Corporate Transaction or Change in Control, as defined above, each outstanding Automatic Option Grant will vest in full and will be exercisable for fully-vested shares of Common Stock. Upon the occurrence of a Hostile Take-Over, the optionee will have a 30-day period in which to surrender to the Company each Automatic Option Grant held by him or her under the Plan for a period of at least six months. The optionee will in return be entitled to a cash distribution from the Company in an amount equal to the excess of (a) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the optionee is otherwise at the time vested in those shares) over (b) the aggregate exercise price payable for such shares. Such cash distribution will be paid within five days following the surrender of the option to the Company. No approval or consent of the Board will be required in connection with such option surrender and cash distribution.

STOCK ISSUANCE PROGRAM

    Shares may be sold under the Stock Issuance Program at a price per share not less than 85% of fair market value, payable in cash or through a promissory note payable to the Company, or as a bonus for past services. Shares issued under the Stock Issuance Program may either be vested upon issuance or subject to a vesting schedule tied to the participant's period of service or the attainment of designated performance goals. Unvested shares will be subject to certain transfer restrictions and to repurchase or cancellation by the Company upon either the participant's cessation of service prior to vesting in those shares or the non-attainment of the applicable performance goals. The Plan Administrator has discretion to accelerate the vesting of any issued shares in whole or in part at any time. The Plan Administrator may also grant shares that will vest in full in the event of a Corporate Transaction or a Change in Control or that will accelerate if the optionee's service terminates following the Change in Control. Individuals holding shares under the Stock Issuance Program will have full stockholder rights with respect to those shares, whether the shares are vested or unvested.

AMENDMENT AND TERMINATION

    The Board may amend or modify the Plan in any or all respects whatsoever. However, no such amendment may adversely affect the rights of existing optionees or holders of unvested shares without their consent. In addition, the Board may not, without the approval of the Company's stockholders, (a) materially increase the maximum number of shares issuable under the Plan or the maximum number of shares for which any one individual may be granted options or direct stock issuances, except to reflect certain changes in the Company's capital structure, or (b) materially modify the eligibility requirements for option grants or share issuances.

    The Board may terminate the Plan at any time, and the Plan will terminate on January 10, 2002, if not extended. Each stock option or unvested share issuance outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grant or issuance.

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS

    The following is a general description of certain federal income tax consequences of the Option Plan. This description does not purport to be complete.

    Neither the optionee nor the Company incurs any federal tax consequences as a result of the grant of an option. The optionee has no taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and the Company receives no deduction when an incentive stock option is exercised. Upon exercising a non-statutory stock option, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of Common Stock on the date of exercise; the Company ordinarily will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time a non-statutory stock option is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of Common Stock withheld from those purchased under the non-statutory stock option. The tax treatment of a disposition of option shares acquired under the Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an incentive stock option or a non-statutory stock option. The Company is not entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods have been satisfied.

    If the exercisability of an option is accelerated as a result of a change of control, all or a portion of the value of the option right at that time may be a parachute payment for purposes of the excess parachute provisions of the Code. Those provisions generally provide that if parachute payments exceed three times an employee's average compensation for the five tax years preceding the change of control, the Company loses its deduction and the recipient is subject to a 20% excise tax for the amount of the parachute payments in excess of one times such average compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1992 STOCK OPTION/STOCK ISSUANCE PLAN TO INCREASE THE NUMBER OF SHARES GRANTED TO OUTSIDE DIRECTORS UNDER THE AUTOMATIC GRANT PROVISIONS AND TO AMEND THE VESTING PROVISIONS OF THE PLAN.

                     PROPOSAL SIX--APPROVAL OF AMENDMENT TO
                       1994 EMPLOYEE STOCK PURCHASE PLAN

    Stockholders are being asked to vote on a proposal to approve an amendment to the Company's 1994 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock reserved for future purchases under the Plan by 200,000 shares, from 550,000 to 750,000 shares.

    The following is a summary of the principal features of the Plan. The summary, however, does not purport to be a complete description of all the provisions of the Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company's principal executive offices.

HISTORY AND PURPOSE

    The Board adopted the Purchase Plan in July of 1994 and the stockholders approved the Purchase Plan in May 1995. The Purchase Plan was amended in 1999 to increase the number of shares reserved for issuance thereunder to 550,000 shares. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to meet the requirements of an "employee stock purchase plan" as defined in Section 423 of the Code.

    The purpose of the Purchase Plan is to provide employees of the Company and designated parent or subsidiary corporations (collectively, the "Participating Companies") an opportunity to participate in the ownership of the Company by purchasing shares of Common Stock of the Company through payroll deductions. The Purchase Plan is intended to benefit the Company as well as its stockholders and employees. The Purchase Plan gives employees an opportunity to purchase shares of Common Stock at a favorable price. The Company believes that the stockholders will correspondingly benefit from the increased interest on the part of participating employees in the profitability of the Company. Finally, the Company will benefit from the periodic investments of equity capital provided by participants in the Purchase Plan. The Purchase Plan was amended in 1999 to increase the number of shares reserved for issuance thereunder to 550,000 shares.

ADMINISTRATION

    A committee of the Board (the "Committee") administers the Purchase Plan. All costs and expenses incurred in plan administration will be paid by the Company without charge to participants. All cash proceeds received by the Company from payroll deductions under the Purchase Plan will be credited to a non-interest bearing book account.

SHARE RESERVE

    The stock issuable under the Purchase Plan is the Company's authorized but unissued or re-acquired Common Stock. The maximum number of shares of Common Stock that may be issued in the aggregate under the Purchase Plan is 482,219 (including the shares subject to this proposal), adjusted as described below. Common Stock subject to a terminated purchase right will be available for purchase pursuant to purchase rights subsequently granted.

    If any change in the Common Stock occurs (through recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration), appropriate adjustments will be made by the Company to the class and maximum number of shares subject to the Purchase Plan, to the class and maximum number of shares purchasable by each participant on any one purchase date, and the class and number of shares and purchase price per share subject to outstanding purchase rights in order to prevent the dilution or enlargement of benefits thereunder.

ELIGIBILITY

    Generally, any individual who is customarily employed by a Participating Company more than 20 hours per week and for more than five months per calendar year is eligible to participate in the Purchase Plan after completing 90 days of employment. Approximately 59 employees (including five executive officers) were eligible to participate in the Purchase Plan as of March 31, 2000.

OFFERING PERIODS

    The Purchase Plan is implemented by offering periods that have a duration of 12 months or less; each offering period is comprised of one or two successive purchase periods, which have a duration of six months. The participant will have a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on the participant's entry date into an offering period and will be automatically exercised in successive installments on the last day of each purchase period within the offering period.

PURCHASE PRICE

    The purchase price per share under the Purchase Plan is 85% of the lower of
(a) the fair market value of a share of Common Stock on the first day of the applicable offering period or, if later, the participant's entry date into the offering period, or (b) the fair market value of a share of Common Stock on the purchase date. If a participant's entry date is on a day other than the first day of an offering period, the clause (a) amount will in no event be less than the fair market value of the shares on the first day of such offering period. Generally, the fair market value of the Common Stock on a given date is the closing price of the Common Stock, as reported by the Nasdaq Stock Market.

LIMITATIONS

    The plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following:

    - No purchase right will be granted to any person who immediately thereafter would own, directly or indirectly, stock or hold outstanding options or rights to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its parent or subsidiary corporations.

    - In no event will a participant be permitted to purchase more than 2,500 shares on any one purchase date.

    - The right to purchase Common Stock under the Purchase Plan (or any other employee stock purchase plan that the Company or any of its subsidiaries may establish) may not accrue at a rate that exceeds $25,000 in fair market value of such Common Stock (determined at the time such purchase right is granted) for any calendar year in which such purchase right is outstanding.

PAYMENT OF PURCHASE PRICE

    Payment for shares by participants will be by accumulation of after-tax payroll deductions during the purchase period. The deductions may not exceed 10% of a participant's cash compensation paid during a purchase period. Cash compensation includes regular base pay, any pre-tax contributions made by a participant to any Code section 401(k) plan or section 125 cafeteria benefit program, overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments.

    The participant will receive a purchase right for each offering period in which he or she participates to purchase up to the number of shares of Common Stock determined by dividing such participant's payroll deductions accumulated prior to the purchase date by the applicable purchase price. No fractional shares may be purchased. Any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full share will be retained in the participant's account for the subsequent purchase period.

CORPORATE TRANSACTION

    In the event of a merger, reorganization, sale or liquidation of the Company (a "Corporate Transaction"), each purchase right under the Purchase Plan will automatically be exercised immediately before consummation of the Corporate Transaction as if such date were the last purchase date of the offering period, unless the purchase right is assumed by the surviving corporation or its parent or subsidiary.

AMENDMENT AND TERMINATION

    The Board may at any time amend, suspend or terminate the Purchase Plan, provided that, without the approval of the stockholders, no such action may
(a) materially modify the eligibility requirements under the Purchase Plan,
(b) materially increase the number of shares issuable under the Purchase Plan or the maximum number of shares purchasable per participant or (c) materially increase the benefits accruing to participants under the Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a general description of certain federal income tax consequences of the Purchase Plan. This description does not purport to be complete.

    The Purchase Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Code. No income is recognized by a participant at the time a right to purchase shares is granted. Likewise, no taxable income is recognized at the time of the purchase, even though the purchase price reflects a discount from the market value of the shares at that time.

    A participant must recognize taxable income upon a disposition of shares acquired under the Purchase Plan. The tax treatment may be more favorable if the disposition occurs after the holding-period requirements of section 423 have been satisfied (a "qualifying disposition"). To satisfy the holding-period requirements of section 423, shares acquired under the Purchase Plan cannot be disposed of within two years after the first day of the offering period during which the shares were purchased (or within two years after the participant's entry date, if that date is later than the beginning of the offering period) nor within one year after the shares were purchased. The U.S. income tax consequences of a qualifying disposition are follows:

    - The participant recognizes ordinary income equal to the lower of (a) the excess of the fair market value of the shares on the date of the disposition over the purchase price or (b) 15% of the fair market value of the shares on the first day of the applicable offering period (or on the participant's entry date, if that date is later than the first day of the offering period and if the market value is higher on that date). The Company will not be entitled to any deduction under these circumstances.

    - The excess, if any, of the fair market value of the shares on the date of the disposition over the sum of the purchase price plus the amount of ordinary income recognized (as described above) will be taxed as a long-term capital gain. If a taxable disposition produces a loss (i.e., the fair market value of the shares on the date of the disposition is less than the purchase price) and the disposition involves certain unrelated parties, then the loss will be a long-term capital loss.

    A participant who disposes of shares acquired under the Purchase Plan without meeting the holding-period requirements makes a disqualifying disposition of such shares. The U.S. income tax consequences of a disqualifying disposition are as follows:

    - The entire difference between the purchase price and the market value of the shares on the date of purchase will be taxed to the participant as ordinary income in the year of disposition. The Company will be entitled to a deduction for the same amount, subject to certain conditions.

    - The excess, if any, of the market value of the shares on the date of disposition over their market value on the date of purchase will be taxed as a capital gain (long-term or short term, depending on how long the shares have been held). If the value of the shares on the date of disposition is less than their value on the date of purchase, then the difference will result in a capital loss (long-term or short-term, depending on the holding period), provided the disposition involves certain unrelated parties. Any such loss will not affect the ordinary income recognized upon the disposition.

NEW PURCHASE PLAN BENEFITS

    Since purchase rights are subject to discretion, including an employee's decision not to participate in the Purchase Plan, awards under the Purchase Plan for the current fiscal year are not determinable. No purchase rights have been granted with respect to the additional 200,000 shares for which approval is requested.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1994 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN.

              PROPOSAL SEVEN--RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, independent public auditors for the Company during fiscal year 1999, to serve in the same capacity for the fiscal year ending December 31, 2000, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required to ratify the selection of PricewaterhouseCoopers LLP.

    In the event the stockholders fail to ratify the appointment, the Board will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board believes that such a change would be in the best interests of the Company and its stockholders.

    A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires. Such representative will be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP. TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                                 OTHER MATTERS

    The Company knows of no other matters to be presented for consideration at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                            OWNERSHIP OF SECURITIES

    The following table sets forth certain information known to the Company with respect to the beneficial ownership as of March 3, 2000 by (i) all persons who are beneficial owners of 5% or more of the outstanding shares of the Company's Common Stock or Series C Preferred Stock, (ii) each director and nominee,
(iii) the Company's Chief Executive Officer and each of the four other most highly paid current executive officers and (iv) all current directors and executive officers as a group.

                                                                                    SHARES BENEFICIALLY   PERCENT BENEFICIALLY
5% STOCKHOLDERS, DIRECTORS, EXECUTIVE OFFICERS & OFFICERS AND DIRECTORS AS A GROUP       OWNED(1)                OWNED
----------------------------------------------------------------------------------  -------------------   --------------------
COMMON STOCK                                                                                                   (2)
Entities associated with Alloy Ventures, Inc.(3) ......................                  1,784,448                16.05
  480 Cowper Street, 2(nd) Floor
  Palo Alto, CA 9430
Palo Alto Investors ...................................................                  1,103,794                 9.93
  470 University Avenue
  Palo Alto, CA 94301
Agilent Technologies, Inc. and ........................................                    558,212                 5.02
  Hewlett-Packard Company "H-P"(4)
  3000 Hanover Street
  Palo Alto, CA 94303
John F. Shoch(5).......................................................                  1,840,260                14.99
Martin Cooper(6).......................................................                     42,000                    *
Robert Janowiak(7).....................................................                     39,000                    *
Martin Kaplan(8).......................................................                     46,000                    *
Charles E. Shalvoy(9)..................................................                    575,769                 4.93
Lawrence R. Burgess(10)................................................                     84,600                    *
James R. Simmons, Jr.(11)..............................................                    105,750                    *
Randy W. Simon(12).....................................................                    163,939                 1.45
Ron Wilderink(13)......................................................                     98,250                    *
All directors and officers as a group (9 persons)(14)..................                  2,995,568                24.39
SERIES C PREFERRED STOCK...............................................                                             (15)
ACI Capitol ...........................................................                     25,000                 6.67%
  65 East 55(th) St., 18(th) Floor
  New York, NY 1002
Entities associated with Alloy Ventures, Inc. .........................                     40,000                10.67
  480 Cowper Street, 2(nd) Floor
  Palo Alto, CA 94301
Entities Associated with Steve Feinberg ...............................                     75,000                20.00
  Cerberus Group
  450 Park Avenue, 28(th) Floor,
  New York, NY 10022
Entities associated with Jonathan Gallen ..............................                     86,500                22.95
  Pequod Group
  450 Park Avenue, 28(th) Floor
  New York, NY 10022
Charles L. Grimes .....................................................                     30,000                 8.00
  P.O. Box 136
  Mendenhall, PA

                                                                                    SHARES BENEFICIALLY   PERCENT BENEFICIALLY
5% STOCKHOLDERS, DIRECTORS, EXECUTIVE OFFICERS & OFFICERS AND DIRECTORS AS A GROUP       OWNED(1)                OWNED
----------------------------------------------------------------------------------  -------------------   --------------------
Martin Kaplan..........................................................                      2,500              *
Palo Alto Investors ...................................................                     50,000                13.33
  470 University Avenue
  Palo Alto, CA 94301

------------------------

   * Less than 1%

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes sole or shared voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants or shares of convertible preferred stock currently exercisable or convertible, or exercisable or convertible within 60 days of March 3, 2000 are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrant but are not outstanding for purposes of computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

 (2) Percentage of beneficial ownership is calculated assuming 11,119,359 shares of Common Stock were outstanding on March 3, 2000. This percentage also includes Common Stock of which such individual or entity has the right to acquire beneficial ownership within sixty days of March 3, 2000, including, but not limited to, the exercise of an option; however such Common Stock shall not be deemed outstanding for the purposes of computing a percentage owned by any other shareholder.

 (3) Includes 542,632 and 1,241,816 directly owned by AMA84 and AMA96, respectively. AMC Partners 1996, L.P. ("AMCP96"), is the general partner of Asset Management Associates 1996, L.P. AMC Partners 1984 ("AMCP84") is the general partner of Asset Management Partners. Dr. Shoch, the Chairman of the Board, is: a general partner of AMCP84 and AMCP96, which are the general partners of AMA84 and AMA96, respectively, a managing member of Alloy Ventures 1998, LLC; and may be deemed to have shared power to dispose of or vote these shares. Dr. Shoch and Messrs. Sanders, Kelly, DiBona and Taylor disclaim beneficial ownership of any such shares except to the extent of their pecuniary interests therein.

 (4) H-P and Agilent Technologies, Inc. share voting and dispositive power (as reported on Schedule 13G).

 (5) Includes 49,812 shares held in the form of immediately exercisable options. Includes 542,632 shares held by Asset Management Associates 1984, and 1,241,816 shares held by Asset Management Associates 1996, L.P., as to which Dr. Shoch disclaims beneficial ownership except to the extent of his pecuniary interest therein.

 (6) Includes 42,000 shares in the form of immediately exercisable options held by Mr. Cooper.

 (7) Includes 39,000 shares in the form of immediately exercisable options held by Mr. Janowiak.

 (8) Includes 2,500 shares held in trust for minor children and 42,000 shares in the form of immediately exercisable options held by Mr. Kaplan.

 (9) Includes 10,307 shares held in the Shalvoy Family Trust, 6,600 shares held in trust for minor children and 558,862 shares held in the form of immediately exercisable options by Mr. Shalvoy.

 (10) Includes 84,600 shares held in the form of immediately exercisable options by Mr. Burgess.

 (11) Includes 88,250 shares held in the form of immediately exercisable options by Mr. Simmons.

 (12) Includes 159,374 shares in the form of immediately exercisable options held by Dr. Simon.

 (13) Includes 98,250 shares held in the form of immediately exercisable options by Mr. Wilderink.

 (14) Includes 1,162,148 shares in the form of options exercisable within 60 days of March 3, 2000. See Notes (5) through (13).

 (15) Percentage of beneficial ownership is calculated assuming 375,000 shares of Series C Preferred Stock outstanding on March 3, 2000. Each share is convertible, on or after June 10, 2000, to ten shares of common stock.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION
                           SUMMARY COMPENSATION TABLE

    The table below provides certain summary information concerning the compensation earned by Charles E. Shalvoy, our Chief Executive Officer, and each of our other four most highly compensated executive officers whose earned compensation was in excess of $100,000 for fiscal 1999. These five individuals will be referred to as the "named officers." The salary figures below include amounts deferred under our 401(k) plan.

                                                                                             LONG-TERM
                                                                                           COMPENSATION
                                                                                         -----------------
                                                                ANNUAL COMPENSATION      AWARDS SECURITIES
                                                             -------------------------      UNDERLYING
NAME AND PRINCIPAL POSITION                         YEAR     SALARY ($)   BONUS ($)(1)      OPTIONS (#)
---------------------------                       --------   ----------   ------------   -----------------
Charles E. Shalvoy..............................    1999      $214,294      $120,750          292,200
  President and Chief Executive Officer             1998       185,929        17,150          275,000(2)
                                                    1997       197,088        11,000               --

Lawrence R. Burgess.............................    1999      $ 96,640      $ 12,300(3)        84,600
  Vice President, Engineering                       1998            --            --               --
                                                    1997            --            --               --

James P. Simmons, Jr............................    1999      $155,967      $ 13,500           30,750
  Vice President, Marketing and Sales               1998         5,770            --           75,000
                                                    1997            --            --               --

Randy W. Simon, Ph.D............................    1999      $141,861      $ 10,000           83,505
  Vice President, Technology                        1998       120,850         2,500           30,000(4)
                                                    1997       125,908         5,000           60,000(5)

Ron Wilderink...................................    1999      $151,704      $ 55,000(6)        45,750
  Vice President, Finance, Chief Financial          1998        13,642            --           60,000
  Officer and Secretary                             1997            --            --               --

------------------------

(1) Bonuses earned in each fiscal year are determined and paid at the beginning of each subsequent year.

(2) Includes options granted for 225,000 shares in exchange for cancellation of an equal number of shares under a repricing program.

(3) Includes $5,000 sign-on bonus received in 1999.

(4) Includes options for 20,000 shares granted in exchange for cancellation of an equal number of shares under a repricing program.

(5) Includes options for 40,000 shares granted in exchange for cancellation of an equal number of shares under a repricing program.

(6) Includes $10,000 sign-on bonus received in 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The figures in the right-hand columns regarding potential realizable option values are based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These rates of appreciation do not represent estimates of our future stock price, and we provide no assurance that our stock will appreciate at these rates.

                               INDIVIDUAL GRANTS
                          ---------------------------                           POTENTIAL REALIZABLE VALUE AT ASSUMED
                           NUMBER OF     PERCENT OF                             RATES OF STOCK PRICE APPRECIATION FOR
                          SECURITIES    TOTAL OPTIONS                                        OPTION TERM
                          UNDERLYING     GRANTED TO     EXERCISE                --------------------------------------
                            OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION       0%
NAME                      GRANTED (#)    FISCAL YEAR     ($/SH)       DATE        ($/SH)        5% ($)       10% ($)
----                      -----------   -------------   --------   ----------   -----------   ----------   -----------
Charles E. Shalvoy......    123,149         13.1          5.50      12/21/09           --       425,963     1,079,473
                             49,051          5.2          5.50      12/21/09           --       169,664       429,961
                            107,275         11.4          1.25      04/06/09                     84,330       213,711
                             12,725          1.4          1.25      04/06/09                     10,003        25,350

Lawrence R. Burgess.....     60,000          6.4          1.56      04/28/09           --        58,978       149,461
                             24,600          2.6          5.50      12/21/09           --        85,089       215,633

James P. Simmons, Jr....     30,750          3.3          5.50      12/21/09           --       106,362       269,542

Randy W. Simon, Ph.D....     30,000          3.2          1.25      04/06/09           --        23,584        59,765
                              2,276           .2          5.50      12/21/09           --         7,873        19,950
                             51,229          5.4          5.50      12/21/09           --       177,197       449,052

Ron Wilderink...........     15,000          1.6          1.72      05/14/09           --        16,216        41,095
                             30,750          3.3          5.50      12/21/09           --       106,362       269,542

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    The table below sets forth information concerning option exercises and option holdings of the named officers at the end of fiscal 1999. No stock appreciation rights were exercised during fiscal 1999, nor were any stock appreciation rights outstanding at the end of fiscal 1999.

    All of the option shares listed below, with the exceptions noted, are immediately exercisable. However, we have the right to repurchase any such option shares if the optionee ceases service before vesting in such shares. Specifically, 25,004 and 12,668 options are not immediately exercisable by Mr. Shalvoy, and Mr. Simon, respectively.

    The "value of in-the-money options" figures in the right-hand columns were calculated on the basis of the fair market of our common stock on December 31, 1999, $11.75 per share, minus the exercise price of the options.

                                                                         NUMBER OF
                                                                        SECURITIES
                                                                        UNDERLYING
                                               SHARES                   UNEXERCISED        VALUE OF UNEXERCISED
                                              ACQUIRED               OPTIONS AT FISCAL    IN-THE-MONEY OPTIONS AT
                                                 ON       VALUE        YEAR END (#)         FISCAL YEAR END ($)
                                              EXERCISE   REALIZED   -------------------   -----------------------
NAME                                            (#)        ($)       VESTED    UNVESTED     VESTED      UNVESTED
----                                          --------   --------   --------   --------   ----------   ----------
Charles E. Shalvoy..........................      --          --    231,661    335,539    1,882,246    2,688,380
Lawrence R. Burgess.........................      --          --         --     84,600           --      764,970
James P. Simmons, Jr........................   5,000      46,248     11,250     89,500      116,010      789,018
Randy W. Simon, Ph.D........................      --          --     80,077    102,974      719,388      793,706
Ron Wilderink...............................      --          --     13,000     92,750      134,056      827,317

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT ARRANGEMENTS AND CHANGE IN
  CONTROL AGREEMENTS

    None of our executive officers, other than Charles E. Shalvoy, have employment agreements, and their employment may be terminated at any time at the discretion of our board of directors. We entered into an agreement with Mr. Shalvoy, our President and Chief Executive Officer, on May 3, 1994, which provides for accelerated vesting of his option shares as if he remained employed for one additional year in the event that his employment is terminated without cause following certain mergers, acquisitions or sales of all or substantially all of our assets.

    The vesting of options or shares held by any of our named officers may be accelerated in the event of a Corporate Transaction or a Change in Control. See Plan summary under "Proposal Five--Approval of Amendment to 1992 Stock Option/Stock Issuance Plan."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    John F. Shoch and Martin Kaplan are the members of the Compensation Committee. Dr. Shoch served as Chief Executive Officer of the Company from September 1987 until October 1988. See "Certain Transactions" for a description of insider participation by Dr. Shoch and Mr. Kaplan in 1999. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with officers or directors of another entity.

                              CERTAIN TRANSACTIONS

    In December 1999, we issued a total of 375,000 shares of Series C preferred stock for $40.00 per share, and issued warrants to purchase 750,000 shares of common stock at a price of $4.00 per share, for a total of $15,000,000. Each share of Series C preferred stock is convertible into 10 shares of common stock. Mr. Charles L. Grimes, a holder of more than 5% of our outstanding capital stock at that time, purchased 30,000 shares and 60,000 warrants. Mr. Martin A. Kaplan, a member of our Board of Directors, purchased 2,500 shares and 5,000 warrants. Entities associated with Alloy Ventures, Inc., a holder of more than 5% of our outstanding stock purchased 40,000 shares and 80,000 warrants. Alloy Management Partners LLC is the general partner of AMA98 Partners, LP, AMA98 Ventures, LP, AMA98 Corporate, LP and AMA98 Investors, LP. Dr. Shoch, the Chairman of the Board, is a Managing Member of Alloy Management Partners LLC and a limited partner of AMA98 Partners, LP. ACI Capital purchased 25,000 shares. Entities Associated with Steve Feinberg, Cerberus Group, purchased 75,000 shares and 150,000 warrants. Entities associated with Jonathan Gallen, Pequod Group, purchased 86,050 shares and 172,100 warrants.

    For information concerning grants of options to certain non-employee members of the Board of Directors, including Dr. Shoch and Messrs. Cooper, Kaplan and Janowiak, see "Proposal One--Election of Directors--Director Compensation."

    The Company has entered into separate indemnification agreements with its directors and officers. These agreements require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interest of the Company) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain director's and officers' insurance if available on reasonable terms.

    Notwithstanding anything to the contrary set forth in any of the Company's previous fillings under the Securities Act of 1933 or the 1934 Act that might incorporate future filings' including this Proxy in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

                         COMPENSATION COMMITTEE REPORT

    Decisions on compensation of the Company's Chief Executive officer, Charles
E. Shalvoy, and its other executive officers are generally made by the Compensation Committee of the Company's Board of Directors. At the time of this report, the Compensation Committee consists of Dr. Shoch and Mr. Kaplan, two of the Company's outside directors. All decisions by the Compensation Committee are reviewed by the full Board of Directors, except for decisions about awards under the Company's 1992 Stock Option/Stock Issuance Plan, which decisions must be made solely by the Plan Administrator, which consists of Messers Kaplan and Janowiak, for awards under such plan to satisfy Rule 16b-3 under the 1934 Act. The Compensation Committee has furnished the following report on the 1999 compensation of Charles E. Shalvoy and the Company's other executive officers.

    In setting the compensation levels, the Compensation Committee considers the standard practices in the superconductor industry, including data from surveys, as well as the practices of companies with whom the Company competes for executive talent. The Company believes that its total executive compensation package is near the median among its peers making the transition from the development stage, although it is low when compared to companies at a more advanced stage with whom the Company competes for talent.

    It is the current philosophy of the Company to keep the base salary of executives between the 25(th) and 50(th) percentiles based on the RADFORD ASSOCIATES MANAGEMENT TOTAL COMPENSATION PLAN 1994--

OVERALL COMPANIES LESS THAN $40M (Radford), so that more of their compensation depends on bonuses, which are contingent upon Company and individual performance. The Radford surveys include some but not all companies included in the Performance Graph. See "Comparison of Stockholder Return." The executives are thus motivated to enhance stockholder value.

    As the Company is just beginning to commercialize products, the Compensation Committee believes that corporate performance is not appropriately measured by traditional financial performance criteria such as profitability and earnings per share. Rather, the Compensation Committee believes that corporate performance is appropriately measured by analyzing the degree to which the Company has achieved certain goals established by the Compensation Committee and approved by the Board.

    Under the Executive Compensation Bonus Plan (ECP), an executive's annual incentive award depends on improved revenues, profit/loss results, milestone accomplishments and the executive's specific contribution. The current philosophy of the Company is to keep total compensation, including bonuses, for executives between the 50(th) and 75(th) percentiles of the companies in the Radford survey. The performance goals for the Company are derived from the Company's business plans that include critical individual performance targets relating to strategic product positioning, revenue growth, profit/ loss for the fiscal year and key milestones. The ECP is based on a formula comprised of a Company Performance Ratio (CPR) multiple times an Individual Performance Ratio
(IPR) multiple. The CPR is based on the ratio of actual versus plan performance for revenues and profit/loss and can range from 50% to 150%. The IPR is tied to achievement of goals during the year that are established in advance and may have a range from 0%--100%. Multiplying the two, CPR X IPR then quantifies the executives' bonuses based on a predetermined target of 30% to 50% of base salary. The incentive target is set at a higher percentage for more senior officers, with the result that the more senior executive officers have a higher percentage of their potential cash compensation at risk. If the CPR is 150% and IPR equals 130%, executives can earn up to a maximum of 45% to 75% of their base salaries. The Committee annually reviews and approves specific bonus targets, maximums, and performance criteria for all executives.

STOCK OPTIONS

    The 1992 Stock Option Plan Administrator grants stock options under the Plan to foster executive ownership and to provide direct linkage with stockholder interests. The Plan Administrator considers current level of equity holdings in the Company, stock options previously granted, industry practices, the executive's accountability level, and assumed potential stock value when determining stock option grants. The Plan Administrator relies upon competitive guideline ranges of retention-effective, target-gain objectives to be derived from option gains based upon relatively aggressive assumptions relating to planned growth and earnings. In this manner, potential executive gains parallel those of other stockholders over the long term. Therefore, the stock option program serves as the Company's primary long-term incentive and retention tool for executives and other key employees. The exercise prices of stock options granted to the executive officers are equal to the market value of the stock on the date of grant.

CEO COMPENSATION

    Mr. Shalvoy commenced employment with the Company effective June 6, 1994. In general, the factors utilized in determining Mr. Shalvoy's compensation are the same as those applied to the other executive officers in the manner described in the preceding paragraphs, although achievement of Company financial performance goals has a greater impact on his total compensation.

    In establishing Mr. Shalvoy's base salary, it was the Committee's intent to provide him with a level of stability and certainty each year. His base salary for the 1999 fiscal year approximates the 30(th) percentile of reported base salaries for Chief Executive Officers based on Radford.

    The annual bonus component of Mr. Shalvoy's compensation package was based on the Company's financial performance and individual goal achievement, as described above. Based upon Mr. Shalvoy's IPR and CPR multiples; his resultant bonus for 1999 was $120,750.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162 (m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction for compensation exceeding $1 million paid to certain of the corporation's executive officers. It is not expected that the compensation to be paid to the Company's executive officers for fiscal 1999 will exceed the $1 million limit per officer. The Company's 1992 Stock Option/Stock Issuance Plan is structured so that any compensation deemed paid to an executive officer when he/she exercises an outstanding option under the Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation; which will not be subject to the $1 million limitation. The Compensation Committee will defer any decision on whether or not to limit the dollar amount of all other compensation payable to the Company's executive officers to the $1 million limitation, should the individual compensation of any executive officer ever approach that level.

    In summary, it is the opinion of the committee that the adopted executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interest of the Company's stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

                                          JOHN F. SHOCH, Ph.D.
                                          Chairman, Compensation Committee

                                          MARTIN KAPLAN
                                          Member, Compensation Committee

                        COMPARISON OF STOCKHOLDER RETURN

    The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment dividends) of the Company's Common Stock together with the cumulative total returns of the Nasdaq Stock Market, U.S. Index and the Hambrecht & Quist Technology Index for the five-year period beginning December 31, 1994.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG CONDUCTUS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                       HAMBRECHT &
        CONDUCTUS, INC.  NASDAQ STOCK MARKET (U.S.)  QUIST TECHNOLOGY
Dec-94              100                         100               100
Dec-95              138                         141               150
Dec-96              130                         174               186
Dec-97              101                         213               218
Dec-98               31                         300               339
Dec-99              235                         556               757

        *$100 INVESTED ON 12/31/94 IN STOCK OR INDEX -
        INCLUDING REINVESTMENT OF DIVIDENDS.
        FISCAL YEAR ENDING DECEMBER 31.

(1) The graph assumes that $100 was invested on December 31, 1994. in the Company's Common Stock and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

(2) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(3) The performance graph and all of the material in the Compensation Committee Report is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference to any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the 1934, Act, requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock to file certain reports of ownership with the Securities and Exchange Commission ("SEC") and with the National Association of Securities Dealers. Such officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 1999 fiscal year transactions and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 1999 fiscal year, the Company believes that all
Section 16(a) filing requirements applicable to such officers, directors and 10% beneficial owners were complied with, except as follows: Mr. Martin Kaplan did not timely file a report on Form 5 with respect to two acquisitions of stock; Mr. Charles E. Shalvoy did not timely file a report on Form 5 with respect to one stock option grant; Mr. Larry Burgess did not timely file a report on Form 5 with respect to one stock option grant; Mr. James P. Simmons, Jr. did not timely file a report on Form 5 with respect to one stock option grant;
Mr. Randy Simon did not timely file a report on Form 5 with respect to one stock option grant; and Mr. Ron Wilderink did not timely file a report on Form 5 with respect to one stock option grant.

                                 ANNUAL REPORT

    A copy of the Annual Report of the Company for the fiscal year ended December 31, 1999 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.

                                   FORM 10-K

    The Company filed an Annual Report on Form 10K with the SEC. Stockholders may obtain a copy of this report, without charge, by writing to Ronald Wilderink, Chief Accounting Officer, at the Company's executive offices at 969 West Maude Avenue, Sunnyvale, California 94086.

                                          THE BOARD OF DIRECTORS
                                          OF CONDUCTUS, INC.

                                 DIRECTIONS TO:
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2000

FROM SAN FRANCISCO AIRPORT

    Follow signs to 101 South - Take 101 South approximately 35 miles to Mathilda Avenue South Exit - Take Mathilda South to Maude Avenue - Turn right onto Maude Avenue - Go down two traffic lights - Conductus' administrative offices are located at 965 West Maude Avenue on the right just before the third stoplight (Macara Avenue).

FROM SAN JOSE AIRPORT

    Follow signs to 101 North - Take 101 North approximately 8 miles to Mathilda Avenue South Exit - Take Mathilda South to Maude Avenue - Turn right onto Maude Avenue - Go down two traffic lights - Conductus' administrative offices are located at 965 West Maude Avenue on the right just before the third stoplight (Macara Avenue).

                                                                       EXHIBIT A

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                               OF CONDUCTUS, INC.
                             A DELAWARE CORPORATION
                    (PURSUANT TO SECTIONS 242 AND 245 OF THE
                       DELAWARE GENERAL CORPORATION LAW)

    Conductus, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law") does hereby certify that:

    FIRST: The name of the Corporation is Conductus, Inc. and that the Corporation was originally incorporated on September 1, 1987 pursuant to the General Corporation Law; and

    SECOND: The following resolutions amending and restating the Corporation's Restated Certificate of Incorporation, as amended, were approved by the Board of Directors of the Corporation by unanimous written consent effective as of April 7, 2000 and were duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law at a meeting of the stockholders held in accordance with
Section 228 of the General Corporation Law:

    "Now, therefore, be it resolved that the Restated Certificate of Incorporation of the Corporation, as amended, be amended and restated in its entirety as follows:

                                   ARTICLE I

    The name of the Corporation (herein called the "Corporation") is CONDUCTUS, INC.

                                   ARTICLE II

    The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is The Corporation Service Company.

                                  ARTICLE III

    The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

    A. CLASSES OF STOCK. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the Corporation is authorized to issue is Thirty-Five Million (35,000,000) shares. Thirty Million (30,000,000) shares, par value of one hundredths of a cent ($.0001) per share, shall be Common Stock, and Five Million (5,000,000) shares, par value of one hundredth of a cent ($.0001) per share, shall be Preferred Stock.

    B. RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The Preferred Stock authorized by this Restated Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or the Corporation's Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, PARI

PASSU with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

    C.  COMMON STOCK.

        1. DIVIDEND RIGHTS. Subject to any preferential dividend rights applicable to the shares of the Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

        2. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of the Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

        3.  REDEMPTION.  The Common Stock is not redeemable.

        4. VOTING RIGHTS. The holders of shares of Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock entitled to vote at such meeting.

                                   ARTICLE V

    Except as otherwise provided in this Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                   ARTICLE VI

    The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders of the Corporation.

                                  ARTICLE VII

    Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VIII

    Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE IX

    No action may be taken by the stockholders of the Corporation without a meeting, and no consents in lieu of a meeting may be taken pursuant to
Section 228 of the Delaware General Corporation Law.

                                   ARTICLE X

    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article X by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE XI

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

    IN WITNESS WHEREOF, CONDUCTUS, INC. has caused this Amended and Restated Certificate of Incorporation to be signed by its President and attested to by
its Secretary this   day of       , 1998.

                                               --------------------------------------------
                                               CHARLES E. SHALVOY, President and Chief
                                               Executive Officer

ATTEST:

--------------------------------------------
RON WILDERINK
Vice President of Finance, Chief Financial
Officer and Secretary

                                                                      APPENDIX A

                                CONDUCTUS, INC.
                     1992 STOCK OPTION/STOCK ISSUANCE PLAN
                (AMENDED AND RESTATED EFFECTIVE MAY 25, 2000)(1)

                                  ARTICLE ONE
                                    GENERAL

I.  PURPOSE OF THE PLAN

    A. This 1992 Stock Option/Stock Issuance Plan (the "Plan") is intended to promote the interests of Conductus, Inc., a Delaware corporation (the "Corporation"), by providing eligible individuals with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

    B. The Plan serves as the successor to the Corporation's 1987 Stock Option Plan and 1989 Stock Option Plan (collectively, the "Predecessor Plans"), and no further option grants shall be made under the Predecessor Plans. All options outstanding under the Predecessor Plans have been incorporated into this Plan and shall accordingly be treated as outstanding options under this Plan.

    C. For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

        Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

------------------------
(1) The Company intends to register the additional shares contemplated to be issued pursuant to this amended and restated (name of plan) on Form S-8 promptly after, and subject to, approval of the amended plan by the Company's stockholders.

II.  STRUCTURE OF THE PLAN

    A. The Plan shall be divided into three separate components: the Discretionary Option Grant Program specified in Article Two, the Automatic Option Grant Program specified in Article Three, and the Stock Issuance Program specified in Article Four. Under the Discretionary Option Grant Program, eligible individuals may be granted options to purchase shares of the Corporation's common stock (the "Common Stock"). Under the Automatic Option Grant Program, members of the Corporation's Board of Directors (the "Board") who are not employees of the Corporation or its subsidiaries (the "Outside Directors") automatically receive non-statutory options to purchase shares of Common Stock. The Stock Issuance Program shall allow eligible individuals to purchase shares of Common Stock; such shares may be issued as fully-vested shares or as shares vesting over time.

    B. The provisions of Articles One and Five of the Plan shall apply to the Discretionary Option Grant Program, the Automatic Option Grant Program, and the Stock Issuance Program unless otherwise indicated.

III.  ADMINISTRATION OF THE PLAN

    A. The Plan shall be administered by a committee (the "Committee") of two
(2) or more Outside Directors appointed by the Board. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

    B. The Committee, acting as plan administrator (the "Plan Administrator"), shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding option grants or stock issuances as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option or stock issuance.

    C. Service on the Committee shall constitute service as a Board member, and members of the Committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on the Committee. No member of the Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option granted under the Plan.

IV.  OPTION GRANTS AND STOCK ISSUANCES

    A. The persons eligible to receive stock issuances under the Stock Issuance Program (the "Participants") and/or option grants under the Discretionary Option Grant Program (the "Optionees") are as follows:

        (1) key employees (including officers and directors) of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations),

        (2) members of the Board, and

        (3) those consultants or other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

    B. Outside Directors shall receive options in accordance with the Plan's Automatic Option Grant Program; provided, however, that nothing in the Plan shall be construed to prevent an Outside Director from declining to receive an option under this Plan.

    C. The Plan Administrator shall have full authority to determine (i) with respect to the discretionary option grants made under Article Two, which eligible individuals are to receive option grants, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of
Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible individuals are to be selected for participation, the number of shares to be issued to each Participant, the vesting schedule (if any) to be applicable to the issued shares, and the consideration to be paid by the Participant for such shares.

    D. The Plan Administrator shall have the absolute discretion either to grant options in accordance with Article Two of the Plan or to effect stock issuances in accordance with Article Four of the Plan.

V.  STOCK SUBJECT TO THE PLAN

    A. SHARES AVAILABLE

    (1) Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 4,580,000(2) shares of Common Stock, subject to adjustment from time to time in accordance with the provisions of this Section V. To the extent one or more

------------------------
(2) Reflects the 300,000-share increase authorized by the Board in January
    1996 and approved by the stockholders at the 1996 Annual Stockholders' Meeting; the 200,000-share increase authorized by the Board in October 1996 and approved by the stockholders at the 1997 Annual Stockholders' Meeting; the 500,000 share increase authorized by the Board in April 1999 and approved by the stockholders at the 1999 Annual Stockholders' Meeting and the 2,000,000-share increase authorized by the Board in April 2000, subject to approval by the stockholders at the 2000 Annual Stockholders' Meeting.

outstanding options under the Predecessor Plans which have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

    (2) Effective on the first day of each fiscal year of the Company, beginning on January 1, 2001, the number of shares of Stock available shall automatically be increased by an amount, rounded to the nearest whole share (the "Annual Increase Shares"), equal to four percent (4%) of the aggregate number of shares of Stock outstanding as of such date ("Outstanding Shares") or such lessor number of shares as determined by the Board; provided that, with respect to each such increase effective on the first day of each fiscal year of the Company beginning on January 1, 2001, the number of Annual Increase Shares shall be reduced by the number of shares of Stock subject to the Plan that are not then-issued and are not subject to the then-outstanding option grants as of such effective date (the "Available Shares"), provided that, no reduction shall be made if the Available Shares equal to one percent (1%) or less of the aggregate number of Outstanding Shares as of such effective date.(3)

    B. In no event may any one individual participating in the Plan be granted stock options and direct stock issuances for more than 750,000 shares of Common Stock per calendar year, subject to adjustment from time to time in accordance with the provisions of this Section V.

    C. Should one or more outstanding options under this Plan (including outstanding options under the Predecessor Plans incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of
Section IV of Article Two of the Plan), then the shares subject to the portion of each option not so exercised shall be available for subsequent option grant or share issuance under the Plan. Shares subject to any option or portion thereof cancelled in accordance with Section V of Article Two and shares repurchased by the Corporation pursuant to its repurchase rights under the Plan or otherwise surrendered for cancellation under Section I(B)(3) of Article Four shall NOT be available for subsequent option grant or stock issuance under the Plan. In addition, should the exercise price of an outstanding option under the Plan (including any option incorporated from the Predecessor Plans) be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the option holder.

    D. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of shares issuable under the Plan, (ii) the maximum number and/or class of shares for which any one individual participating in the Plan may be granted stock options and direct stock issuances per calendar year, (iii) the number and/or class of shares for which an Outside Director is granted

------------------------
(3) Authorized by the Board in April 2000, subject to approval by the stockholders at the 2000 Anual Stockholders' Meeting.

stock options in accordance with the Plan's Automatic Option Grant Program,
(iv) the number and/or class of shares and price per share in effect under each outstanding option under the Plan and (v) the number and/or class of shares and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plans. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

    E. Common Stock issuable under the Plan, whether under the Discretionary Option Grant Program or the Stock Issuance Program, may be subject to such restrictions on transfer, repurchase rights or other restrictions as may be determined by the Plan Administrator.

                                  ARTICLE TWO
                       DISCRETIONARY OPTION GRANT PROGRAM

I.  TERMS AND CONDITIONS OF OPTIONS

    Discretionary options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; PROVIDED, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of
Section II of this Article Two.

    A.  OPTION PRICE.

    (1) The option price per share shall be fixed by the Plan Administrator. In no event, however, shall it be less than eighty-five percent (85%) of the fair market value per share of Common Stock on the date of the option grant.

    (2) The option price shall become immediately due upon exercise of the option and, subject to the provisions of Article Five, Section I, and the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

        (i) payment in cash or check payable to the Corporation,

        (ii) payment in shares of Common Stock held for at least six (6) months and valued at fair market value on the Exercise Date (as such term is defined below), or

       (iii) payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee shall provide irrevocable written instructions (A) to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

    For purposes of this Subparagraph (2), the "Exercise Date" shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is used in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

    B. FAIR MARKET VALUE. The fair market value per share of Common Stock shall be determined in accordance with the following provisions:

        (1) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the Nasdaq National Market, the fair market value shall be the closing price of one share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there is no closing price for the Common Stock on the date in question, then the closing price on the last preceding date for which such quotation exists shall be determinative of fair market value.

        (2) If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

        (3) In all other cases, the fair market value shall be determined by the Plan Administrator in good faith.

    C. TERM AND EXERCISE OF OPTIONS. Each option granted under this Article Two shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the stock option agreement evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution following the Optionee's death.

    D.  TERMINATION OF SERVICE.

    (1) Except to the extent otherwise provided pursuant to Subparagraph
(3) below, the following provisions shall govern the exercise period applicable to any outstanding options under the Plan which are held by the Optionee at the time of his or her cessation of Service or death:

        (i) Should an Optionee cease to remain in Service for any reason other than death or permanent disability, then the period for which each outstanding option held by such Optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

        (ii) In the event such Service terminates by reason of permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), then the period for which each outstanding option held by an Optionee is to remain exercisable shall be limited to the twelve (12)-month period following the date of such cessation of Service.

       (iii) Should an Optionee die while in Service or during the three
    (3)-month period following his or her cessation of Service, then the period for which each of his or her outstanding options is to remain exercisable shall be limited to the three (3)-year period following the date of the Optionee's death. During such limited period, the option may be exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

        (iv) Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

        (v) During the limited post-termination period of exercisability, the option may not be exercised for more than the number of shares for which the option is exercisable on the date the Optionee's Service terminates. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

    (2) Should (i) the Optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiaries, then in any such event all outstanding options held by the Optionee under this Article Two shall terminate immediately and cease to be outstanding.

    (3) The Plan Administrator shall have full power and authority to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service or death from the limited period provided under Subparagraph (1) above to such greater period of time as the Plan Administrator shall deem appropriate under the circumstances. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

    (4) The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited period of exercisability provided under Subparagraph (1) above, not only with respect to the number of shares for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

    (5) For purposes of the foregoing provisions of this Section I(D) (and for all other purposes under the Plan):

        (i) The Optionee shall (except to the extent otherwise specifically provided in the applicable option or issuance agreement) be deemed to remain in the SERVICE of the Corporation for so long as such individual renders services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, an Outside Director or an independent consultant or advisor.

        (ii) The Optionee shall be considered to be an EMPLOYEE for so long as he or she remains in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

    E.  STOCKHOLDER RIGHTS.

    An Optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

    F.  REPURCHASE RIGHTS.

    The shares of Common Stock acquired upon the exercise of options granted under this Article Two may be subject to repurchase by the Corporation in accordance with the following provisions:

        (1) The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

        (2) All of the Corporation's outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under Section III of this Article Two, except to the extent that
    (i) any such repurchase right is to be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or
    (ii) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

        (3) The Plan Administrator shall have the discretionary authority, exercisable either before or after the Optionee's cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Article Two and thereby accelerate the vesting of such shares in whole or in part at any time.

II.  INCENTIVE OPTIONS

    The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as "non-statutory" options when issued under the Plan shall NOT be subject to such terms and conditions.

    A. OPTION PRICE. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value of such Common Stock on the grant date.

    B. DOLLAR LIMITATION. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then the option may nevertheless be exercised in that calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.

    C. 10% STOCKHOLDER. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five
(5) years measured from the grant date.

    Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Four of the Plan shall apply to all Incentive Options granted hereunder.

III.  CORPORATE TRANSACTIONS/CHANGES IN CONTROL

    A. In the event of any of the following stockholder-approved transactions to which the Corporation is a party (a "Corporate Transaction"):

        (1) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation,

        (2) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in liquidation or dissolution of the Corporation, or

        (3) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger, then the exercisability of each option outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation or parent thereof or replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced by a comparable cash incentive program of the successor corporation based on the option spread at the time of the Corporate Transaction, or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of comparability under clause (i) or (ii) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive. The Plan Administrator shall also have full power and authority to grant options under the Plan which are to automatically accelerate in whole or in part immediately prior to the Corporate Transaction or upon the subsequent termination of the Optionee's Service, whether or not those options are otherwise to be assumed or replaced in connection with the consummation of such Corporate Transaction.

    B. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

    C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, PROVIDED the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

    D. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

    E. The Plan Administrator shall have the discretionary authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the termination of one or more of the Corporation's outstanding repurchase rights under this Article Two) upon the occurrence of the Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the Optionee's Service within a specified period following the Change in Control.

    F. For purposes of this Section III, a Change in Control shall be deemed to occur in the event:

        (1) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

        (2) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

    G. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

    H. The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of Section II(B) of this Article Two.

IV.  CANCELLATION AND REGRANT OF OPTIONS

    The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under this Article Two (including outstanding options under the Predecessor Plans incorporated into this Plan) and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than eighty-five percent (85%) of the fair market value of the Common Stock on the new grant date (or one hundred percent (100%) of such fair market value in the case of an Incentive Option or, in the case of an Incentive Option granted to a 10% Stockholder, not less than one hundred and ten percent (110%) of fair market value).

V.  CASH-OUT OF OPTIONS

    A. One or more officers of the Corporation may, in the Plan Administrator's sole discretion, be granted limited cash-out rights in connection with their outstanding options under the Plan. Upon the occurrence of a Hostile Take-Over, each outstanding option with such a limited cash-out right in effect for at least six (6) months shall automatically be cancelled, to the extent such option is at the time exercisable for fully-vested shares of Common Stock. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to the cancelled option (or cancelled portion of such option) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

    B. For purposes of Section V(A), the following definitions shall be in effect:

        (1) A Hostile Take-Over shall be deemed to occur in the event (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept AND (ii) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

        (2) The Take-Over Price per share shall be deemed to be equal to the GREATER of (i) the fair market value per share on the date of cancellation, as determined pursuant to the valuation provisions of Section I(B) of this Article Two, or (ii) the highest reported price per share paid in effecting such Hostile Take-Over. However, if the cancelled option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

    C. The shares of Common Stock subject to any option cancelled for an apprecia tion distribution pursuant to this Section V shall NOT be available for subsequent option grants under the Plan.

                                 ARTICLE THREE
                            AUTOMATIC OPTION GRANTS

I.  GRANT OF AUTOMATIC OPTIONS

    Outside Directors shall automatically be granted non-statutory options (the "Automatic Option Grants") to purchase the number of shares of Common Stock set forth below (subject to adjustment under Article I, Section V(D)) on the dates set forth below:

        A. INITIAL GRANTS. Each individual who is serving as an Outside Director on January 23, 1995, shall, on that date, automatically be granted a non-statutory stock option to purchase fifteen thousand (15,000) shares of Common Stock. A person who is first elected by the stockholders or appointed by the Board as an Outside Director (and who is not already a member of the Board) shall, on the date such person becomes an Outside Director (or, if later, on the next trading day), automatically receive an option to purchase fifteen thousand (15,000) (twenty-four thousand (24,000) for an Outside Directorfirst appointed on or after May 25, 2000)(4) shares of Common Stock. (Options granted under this Subparagraph (1) are referred to below as "Initial Automatic Option Grants.")

        B. ANNUAL GRANTS. On October 24, 1996, each individual who then is serving as an Outside Director and who has so served for not less than ninety (90) days shall, on that date, automatically be granted a non-statutory stock option to purchase three thousand (3,000) shares of Common Stock. On the date of each Annual Stockholders' Meeting, commencing with the 1997 Annual Stockholders' Meeting, each individual who thereafter will continue serving as an Outside Director and who has so served for not less than ninety (90) days shall, on that date, automatically be granted a non-statutory stock option to purchase three thousand (3,000) shares of Common Stock. Commencing with the 2000 Annual Stockholders' Meeting, each individual who thereafter will continue serving as an Outside Director and who has so served for not less than ninety (90) days shall, on that date, automatically be granted a non-statutory stock option to purchase eight thousand (8,000) shares of Common Stock.(5) (Options granted under this Subparagraph (2) are referred to below as "Annual Automatic Option Grants.")

II.  TERMS AND CONDITIONS

    The terms and conditions applicable to each Automatic Option Grant shall be as follows:

        A. PRICE. The option price per share shall be equal to one hundred percent (100%) of the fair market value of one share of Common Stock on the date of grant.

------------------------
(4) Authorized by the Board in April 2000, subject to approval by the stockholders at the 2000 Annual Stockholders' Meeting.

(5) Authorized by the Board in April 2000, subject to approval by the stockholders at the 2000 Annual Stockholders' Meeting.

        B. TERM. The options shall have terms of ten (10) years, measured from the date of grant, and shall be immediately exercisable. However, any non-vested shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Outside Director's cessation of Board service prior to vesting in those shares.

        C.  VESTING.

        (1) The shares subject to each Initial Automatic Option Grant shall vest, and the Corporation's repurchase right with respect to those shares shall lapse, with respect to twenty percent (20%) of the optioned shares upon completion of twelve (12) months of Board service from the date of grant, and the remainder of the optioned shares in forty-eight (48) equal monthly installments. The shares subject to each Annual Automatic Option Grant shall vest, and the Corporation's repurchase right with respect to those shares shall lapse, with respect to thirty-three and one-third percent (33 1/3%) of the optioned shares upon completion of twelve (12) months of Board service from the date of grant, and the remainder of the optioned shares in twenty-four (24) equal monthly installments. Vesting of the option shares shall be subject to acceleration as provided below. In no event, however, shall any additional option shares vest after the Optionee's cessation of Board service.

        (2) All Automatic Option Grants made on or after the date of the 2000 Annual Stockholder's meeting shall vest, and the Corporation's repurchase right with respect to those shares shall lapse, with respect to twenty-five percent (25%) of the optioned shares upon completion of twelve (12) months of Board service from the date of grant, and the remainder of the optioned shares in thirty-six (36) equal monthly installments.(6)

        D. PAYMENT. Upon exercise of the option, the option price for the purchased shares shall become payable immediately in cash or in shares of Common Stock that the optionee has held for at least six (6) months. Payment may also be made by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the option price.

        E.  CESSATION.

        (1) In the event the optionee ceases to provide services to the Corporation or its subsidiaries as a director for any reason other than death or disability, each outstanding option may be exercised, within the term of the option, for a period of three (3) months after the date of such cessation to the extent that it was exercisable upon the date that such services cease.

        (2) In the event the optionee ceases to provide such services by reason of permanent disability, each outstanding option may be exercised, within the term of the option, for a period of twelve (12) months after the date of such cessation to the extent that it was exercisable upon the date that such services cease.

------------------------
(6) Authorized by the Board in April 2000, subject to approval by the stockholders at the 2000 Annual Stockholders' Meeting.

        (3) Should an Outside Director die while in service or during the three
    (3)-month period following his or her cessation of Board service, then each outstanding option may be exercised, within the term of the option, for a period of three (3) years following the date of the optionee's death. In the case of death, the option may be exercised within such period by the estate or heirs of the optionee.

III.  CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

    A. CORPORATE TRANSACTION. In the event of any Corporate Transaction as defined in Article Two, Section III(A), the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each Automatic Option Grant under the Plan shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

    B. CHANGE IN CONTROL. In connection with any Change in Control of the Corporation, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Each such option shall remain fully exercisable for the option shares which vest in connection with the Change in Control until the expiration or sooner termination of the option term or the cash-out of the option in accordance with Subsection
(C) below.

    C. HOSTILE TAKE-OVER. Upon the occurrence of a Hostile Take-Over, the optionee shall have a thirty (30)-day period in which to surrender to the Corporation each Automatic Option Grant held by him or her under this Plan for a period of at least six (6) months. The optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of
(i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board shall be required in connection with such option surrender and cash distribution.

    D. REUSE OF SHARES. The shares of Common Stock subject to each option surrendered in connection with the Hostile Take-Over shall NOT be available for subsequent option grant under this Plan.

    E. NON-TRANSFERABILITY. During the lifetime of the optionee, each Automatic Option Grant, together with the limited stock appreciation right pertaining to such option, shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee other than a transfer of the option effected by will or by the laws of descent and distribution following the optionee's death.

                                  ARTICLE FOUR
                             STOCK ISSUANCE PROGRAM

I.  TERMS AND CONDITIONS OF STOCK ISSUANCES

    Shares may be issued under the Stock Issuance Program through direct and immediate purchases without any intervening stock option grants. The issued shares shall be evidenced by a Stock Issuance Agreement (the "Issuance Agreement") that complies with the terms and conditions of this Article Four.

    A.  CONSIDERATION.

    (1) Shares of Common Stock drawn from the Corporation's authorized but unissued shares of Common Stock (the "Newly Issued Shares") shall be issued under the Plan for one or more of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

        (i) cash or check payable to the Corporation;

        (ii) a promissory note payable to the Corporation's order in one or more installments, which may be subject to cancellation in whole or in part upon terms and conditions established by the Plan Administrator; or

       (iii) past services rendered to the Corporation or any parent or subsidiary corporation.

    (2) Newly Issued Shares may, in the absolute discretion of the Plan Administrator, be issued for consideration with a value less than one-hundred percent (100%) of the fair market value of the issued shares, but in no event less than eighty-five percent (85%) of such fair market value. Fair market value shall be determined in accordance with Article Two, Section I(B).

    (3) Shares of Common Stock reacquired by the Corporation and held as treasury shares (the "Treasury Shares") may be issued under the Plan for such consideration (in whatever form) as the Plan Administrator may deem appropriate. Accordingly, such Treasury Shares may, in lieu of any cash consideration, be issued subject to such vesting requirements tied to the Participant's period of future Service or the Corporation's attainment of specified performance objectives as the Plan Administrator may establish at the time of issuance.

    B.  VESTING PROVISIONS.

    (1) Shares of Common Stock issued under the Plan may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service (as such term is defined in Section I(D)(5) of Article Two). The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Plan, including the period of Service to be completed or the performance objectives to be achieved, the number of installments, the interval between installments, and the effect which death, disability or other event is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Issuance Agreement executed by the Corporation and the Participant at the time such unvested shares are issued.

    (2) The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to him or her under the Plan, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, reclassification of Common Stock or other similar change in the Corporation's capital structure or by reason of any Corporate Transaction under Section II of this Article Four shall be issued, subject to (i) the same vesting requirements applicable to his or her unvested shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

    (3) Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock under the Plan, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money promissory note), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the principal balance of any outstanding purchase-money note of the Participant to the extent attributable to such surrendered shares. The surrendered shares may, at the Plan Administrator's discretion, be retained by the Corporation as Treasury Shares or may be retired to authorized but unissued share status.

    (4) The Plan Administrator may in its discretion elect to waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

II.  CORPORATE TRANSACTIONS/CHANGES IN CONTROL

    A. In the event of a Corporate Transaction to which the Corporation is a party (as defined in Section III of Article Two), then all unvested shares of Common Stock shall immediately vest in full, except to the extent the Plan Administrator imposes limitations in the Issuance Agreement which preclude such accelerated vesting in whole or in part.

    B. The Plan Administrator shall have the discretionary authority, exercisable either in advance of any actually-anticipated Change in Control (as defined in Section III of Article Two) or at the time of an actual Change in Control, to provide for the immediate and automatic vesting of one or more unvested shares outstanding under this Article Four at the time of such Change in Control. The Plan Administrator shall also have full power and authority to condition any such accelerated vesting upon the subsequent termination of the Optionee's Service within a specified period following the Change in Control.

III.  TRANSFER RESTRICTIONS/SHARE ESCROW

    A. Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares. To the extent an escrow arrangement is used, the unvested shares and any securities or other assets issued with respect to such shares (other than regular cash dividends) shall be delivered in escrow to the Corporation to be held until the Participant's interest in such shares (or other securities or assets) vests. Alternatively, if the unvested shares are issued directly to the Participant, a restrictive legend shall be placed on the certificates for such shares and shall read substantially as follows:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE ACCORDINGLY SUBJECT TO (I) CERTAIN TRANSFER RESTRICTIONS AND TO
       (II) CANCELLATION OR REPURCHASE IN THE EVENT THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) CEASES TO REMAIN IN THE CORPORATION'S SERVICE. SUCH TRANSFER RESTRICTIONS AND THE TERMS AND CONDITIONS OF SUCH CANCELLATION OR REPURCHASE ARE SET FORTH IN A STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER (OR
       HIS/HER PREDECESSOR IN INTEREST) DATED             , 19  , A
       COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

    B. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under the Plan. For purposes of this restriction, the term "transfer" shall include (without limitation) any sale, pledge, assignment, encumbrance, gift, or other disposition of such shares, whether voluntary or involuntary. Upon any such attempted transfer, the unvested shares shall immediately be cancelled, and neither the Participant nor the proposed transferee shall have any rights with respect to those shares. However, the Participant shall have the right to make a gift of unvested shares acquired under the Plan to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the donee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Plan and the Issuance Agreement applicable to the gifted shares.

                                  ARTICLE FIVE
                                 MISCELLANEOUS

I.  LOANS OR INSTALLMENT PAYMENTS

    A. The Plan Administrator may, in its discretion, assist any employee (including an Optionee or Participant who is an officer or director of the Corporation) in the exercise of one or more options granted to such Optionee under the Article Two Discretionary Option Grant Program or the purchase of one or more shares issued to such Participant under the Article Four Stock Issuance Program, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom by (i) authorizing the extension of a loan from the Corporation to such Optionee or Participant or (ii) permitting the Optionee or Participant to pay the option price or purchase price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the applicable option or issuance agreement or otherwise deems appropriate under the circumstances. Loans and installment payments may be granted with or without security or collateral (other than to individuals who are consultants or independent contractors, in which event the loan must be adequately secured by collateral other than the purchased shares). However, the maximum credit available to the Optionee or Participant may not exceed the option or purchase price of the acquired shares (less the par value of such shares) plus any Federal and State income and employment tax liability incurred by the Optionee or Participant in connection with the acquisition of such shares.

    B. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.

II.  AMENDMENT OF THE PLAN AND AWARDS

    A. The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification may adversely affect the rights and obligations of an Optionee with respect to options at the time outstanding under the Plan, nor adversely affect the rights of any Participant with respect to Common Stock issued under the Plan prior to such action, unless the Optionee or Participant consents to such amendment. The Board may not, without the approval of the Corporation's stockholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan in the aggregate or to any single individual (except for permissible adjustments under Article One, Section V(D)) or (ii) materially modify the eligibility requirements for participation in the Plan.

    B. Options to purchase shares of Common Stock may be granted under the Plan, and shares of Common Stock may be issued under the Stock Issuance Program, which are in both instances in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Plan are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants or excess share issuances are made, then (i) any unexercised excess options shall terminate and cease to be exercisable and
(ii) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

III.  EFFECTIVE DATE AND TERM OF PLAN

    A. The Plan was initially adopted by the Board on January 11, 1992, and approved by the Corporation's stockholders on April 25, 1992. The Board subsequently restated the Plan, effective on July 31, 1992, to serve as the successor to the Predecessor Plans and again restated the Plan on May 25, 1993, to include certain provisions in connection with the initial public offering of the Common Stock and to increase the number of shares issuable under the Plan by 82,276 shares (after giving effect to the 1-for-1.6 reverse stock split approved by the Board on the same date). On April 24, 1994, the Board adopted a restatement of the Plan which (i) increased the number of shares of Common Stock issuable thereunder by an additional 500,000 shares and (ii) imposed a limitation on the maximum number of shares for which any one individual participating in the Plan may be granted stock options or direct stock issuances after December 31, 1993. The 1994 restatement was approved by the Corporation's stockholders at the 1994 Annual Meeting and became effective when adopted by the Board. On January 23, 1995, the Board adopted amendments to the Plan which added the Initial Automatic Option Grants to the Plan and increased the number of shares of Common Stock issuable under the Plan by an additional 300,000 shares. The 1995 restatement was approved by the Corporation's stockholders at the 1995 Annual Meeting and became effective when adopted by the Board. In January 1996, the Board adopted a restatement of the Plan which increased the number of shares of Common Stock issuable thereunder by an additional 300,000 shares to 1,880,000 shares. The January 1996 restatement was approved by the Corporation's stockholders at the 1996 Annual Meeting and became effective when adopted by the Board. In October 1996, the Board adopted a restatement of the Plan which increased the number of shares of Common Stock issuable thereunder by an additional 200,000 shares to 2,080,000 shares and provided for the Annual Automatic Option Grants. The October 1996 restatement was approved by the Corporation's stockholders at the 1997 Annual Meeting and became effective when adopted by the Board. Subject to the foregoing limitations, the Plan Administrator may grant options under the Plan at any time before the date fixed herein for termination of the Plan.

    B. This Plan shall serve as successor to the Predecessor Plans and no further option grants shall be made under the Predecessor Plans from and after July 31, 1992. Each option issued and outstanding under the Predecessor Plans immediately prior to July 31, 1992, shall be incorporated into this Plan and treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder.

    C. The sale and remittance procedure authorized for the exercise of outstanding options under this Plan shall be available for all options granted under this Plan and for all non-statutory options outstanding under the Predecessor Plans and incorporated into this Plan. The Plan Administrator may also allow such procedure to be used in connection with one or more disqualifying dispositions of shares acquired under Incentive Options granted under the Predecessor Plans.

    D. The option/vesting acceleration provisions of Section III of Article Two and Section II of Article Four relating to Corporate Transactions and Changes in Control may, in the Plan Administrator's discretion, be extended to one or more stock options which are outstanding under the Predecessor Plans but which do not otherwise provide for such acceleration.

    E.  The Plan shall terminate upon the EARLIER of (i) January 10, 2002, or
(ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted under the Discretionary Option Grant Program or Automatic Option Grant Program, or the issuance of shares (whether vested or unvested) under the Stock Issuance Program. If the date of termination is determined under clause (i) above, then all option grants and unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.

IV.  USE OF PROCEEDS

    Cash proceeds received by the Corporation from the sale of shares under the Plan shall be used for general corporate purposes.

V.  REGULATORY APPROVALS

    A. The implementation of the Plan, the granting of any option under the Plan, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise or surrender of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

    B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and State securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

VI.  NO EMPLOYMENT/SERVICE RIGHTS

    Neither the action of the Corporation in establishing the Plan, nor any action taken by the Board or the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or Service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or Service at any time and for any reason, with or without cause.

VII.  WITHHOLDING

    The Corporation's obligation to deliver shares upon the exercise of any options granted under Article Two or Article Three or upon the purchase of any shares issued under Article Four shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

VIII.  MISCELLANEOUS PROVISIONS

    A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any optionee or Participant.

    B. The provisions of the Plan shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

    C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants and Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

                                                                    Appendix B

                                 CONDUCTUS, INC.
                        1994 EMPLOYEE STOCK PURCHASE PLAN
                 (AMENDED AND RESTATED EFFECTIVE MAY 25, 2000)(1)

1.       PURPOSE
         The Conductus, Inc. 1994 Employee Stock Purchase Plan (the "Plan") is intended to provide an opportunity to participate in the ownership of Conductus, Inc. (the "Company") for eligible employees of the Company and such other companies ("Participating Companies") as the Board of Directors of the Company (the "Board") shall from time to time designate; PROVIDED that each such company shall qualify as a "parent corporation" or "subsidiary corporation" as defined in Section 425(e) and (f) of the Internal Revenue Code of 1986 (the "Code"), (a "Corporate Affiliate") on the first day of the relevant Offering Period. It is further intended the Plan shall qualify as an "employee stock purchase plan" as defined in Section 23 of the Code.


2.       ADMINISTRATION

         (a) ADMINISTRATIVE BODY. The Plan shall be administered by a committee or committees (the Committee") appointed by the Board. The Committee shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan.

         (b) RULE 16B-3 LIMITATIONS. Notwithstanding the provisions of Subsection 2(a), in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

3.       EFFECTIVE DATE AND TERM OF PLAN

         (a) EFFECTIVE DATE. The Plan shall become effective August 1, 1994, but no shares of Common Stock shall be issued under the Plan and no purchase rights granted under the Plan shall be exercisable before the Plan is approved by the holders of at least a majority of the Company's voting stock represented and voting at a duly-held meeting at which a quorum is present. If such shareholder approval is not obtained, then any purchase rights previously granted under the Plan shall terminate and no further purchase rights shall be granted.

--------
(1) The Company intends to register the additional shares contemplated to be issued pursuant to this amended and restated [name of plan] on Form S-8 promptly after, and subject to, approval of the amended plan by the Company's stockholders.

                                                                    Appendix B

         (b) TERMINATION OF THE PLAN. The Plan shall continue in effect until the date on which all shares available for issuance under the Plan shall have been issued unless earlier terminated pursuant to Section 10 or 11.

4.       STOCK SUBJECT TO THE PLAN

         (a) NUMBER OF SHARES. The stock subject to the plan shall be shares of the common stock of the Company which are authorized but unissued or which have been reacquired ("Common Stock"). In connection with the sale of shares under the Plan, the Company may repurchase shares of Common Stock in the open market or otherwise. The aggregate amount of Common Stock which may be issued pursuant to the Plan shall not exceed 750,000(2) shares (subject to adjustment as provided in 4(b)).

         (b) ADJUSTMENT. If any change is made in the Common Stock subject to the Plan, or subject to any purchase right granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise), appropriate adjustments shall be made as to (i) the class and maximum number of shares subject to the Plan, (ii) the class and maximum number of shares purchasable by each participant per Purchase Period, and (iii) the class and number of shares and price per share of stock subject to outstanding purchase rights in order to prevent the dilution or enlargement of benefits thereunder.

5.       OFFERING PERIODS

         (a) TERMS OF OFFERING PERIOD. Common Stock shall be offered for purchase under the Plan through a series of successive Offering Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been issued pursuant to purchase rights granted under the Plan, or (ii the Plan shall have been sooner terminated in accordance with Section 10 or 11. Each Offering Period shall have a maximum duration of twelve (12) months, and shall begin on the first business day of June (except with respect to the initial Offering/Purchase period) unless otherwise designated by the Committee.

         (b) INITIAL OFFERING PERIOD. The initial Offering/Purchase Period under the Plan will begin on August 1, 1994 and end on May 31, 1995.

6.       PURCHASE PERIODS
         The Plan shall have successive six-month Purchase Periods within each Offering Period (unless otherwise determined by the Committee); PROVIDED that the initial Offering Period shall consist of one Purchase Period. Payroll deductions will be collected during each Purchase Period and applied to the purchase of whole shares of Common Stock on the last business day of each Purchase Period ("Purchase Date"). Payroll deductions

-----------
(2) Approved by the Board in April 2000, subject to stockdholder approval at the 2000 Annual Stockholder's meeting.

                                      B-2.

                                                                    Appendix B

collected in the initial Offering/Purchase Period shall be applied to the purchase of Common Stock on May 31, 1995, the months after the commencement of the initial Offering/Purchase Period. The Committee shall designate the final day of each Purchase Period so as to facilitate administration of the Plan. No two Purchase Periods shall run concurrently.

7.       ELIGIBILITY AND PARTICIPATION

         (a) GENERAL RULES. Each employee of the Company or any of the Participating Companies who is employed on a full-time basis requiring more than twenty (20) hours of service per week for more than five (5) months per calendar year shall be an eligible employee on any date if, on that date her or she has completed 90 days of service with the Company or any of the Participating companies. An employee who has become an eligible employee before he first day of an Offering Period shall be eligible to participate in the Plan during that Offering Period. An employee who is ineligible on the first day of the Offering Period may participate in the subsequent semi-annual Purchase Period within the Offering Period if he or she satisfies the minimum service requirements before the first day of such Purchase Period; PROVIDED, if an employee is eligible to participate on August 1, 1994, but does not enroll in the Plan by August 12, 1994, or the employee first becomes eligible to participate in the Plan after August 1, 1994, but before January 2, 1995, the employee may participate in the Plan effective January 2, 1995. Each eligible employee may become a participant with respect to a purchase Period by executing such instruments as the Committee may specify and delivering them to such persons and at such time prior to the first day of that Purchase Period as the Committee may specify.

         (b) FIVE PERCENT OWNER. Under no circumstances shall purchase rights be granted under the Plan to any employee if such individual would, immediately after the grant, own (within he meaning of Code Section 424(d)), or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of he total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.

8.       PURCHASE RIGHTS

         Each participant shall be granted a separate purchase right for each Offering Period in which the individual participates. The purchase right shall be granted on the date which such individual first joins the offering Period and shall be automatically exercised on each Purchase Date within the Offering Period; PROVIDED, with respect to the initial Offering/Purchase Period, each employee who is eligible to participate on August 1, 1994, will be granted a purchase right on that date. Exercise of this purchase right shall be subject to the employee's subsequent enrollment in the Plan by August 12, 1994. Each employee who becomes a participant in the Plan on January 2, 1995, shall be granted a purchase right on that date.

         Purchase rights shall be evidenced by instruments in such form as the Committee may from time to time approve, and shall conform to the following terms and conditions:

                                      B-3.

                                                                    Appendix B

         (a) PURCHASE PRICE. The Purchase Price of each share purchased on any date within an Offering Period shall be the LOWER of (i) eighty-five percent (85%) of the fair market value per share of the Company's Common Stock on the first day of the Offering Period, (or, if a participant joins an Offering Period after the first day of that Offering Period, the GREATER of eighty-five percent (85%) of the fair market value per share of the Company's Common Stock on the first day of the Offering Period, or eighty-five percent (85%) of the fair market value per share on the day the participant joins the Offering Period), or
(ii) eighty-five percent (85%) of the fair market value per share of the Company's Common Stock on the Purchase Date.

         (b) FAIR MARKET VALUE. For purposes of the Plan, the fair market value per share of the Company's Common Stock on any relevant day shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the NASDAQ National Market, the fair market value shall be the closing selling price of one share of Common Stock on the date in question, as reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

                  (ii) If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange that the Committee determines to be the primary market for such Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

         (c) PAYROLL DEDUCTIONS. Payment for Common Stock under the Plan shall be effected by means of the participant's authorized payroll deductions. Such deductions shall begin with the first pay day following the participant's entry date into the Offering Period and shall (unless sooner terminated by the participant) remain in effect for successive Purchase Periods and Offering Periods; PROVIDED, payroll deductions for the initial Offering Period will begin with the payroll period ending August 12, 1994. A participant may elect a percentage of the participant's compensation paid during the Purchase Period, in one percent (1%) increments (not to exceed ten percent (10%)), to be contributed to the Plan. Compensation for this purpose will include total cash earnings paid by the Company or a Participating Company, including bonuses, overtime and commissions and elective contributions that are not includible in income under Internal Revenue Code Sections 125, 402(a)(8), 401(h) or 403(b).

         (d) NUMBER OF SHARES. No participant may purchase more than 2,500 shares of Common Stock in any Purchase Period; PROVIDED, for the initial ten-month Offering Period, no participant may purchase more than 4,250 shares of Common Stock.

                                      B-4.

                                                                    Appendix B

         (e) TERMINATION OF OR CHANGES TO PAYROLL DEDUCTIONS. Unless a participant has irrevocably elected otherwise, the participant may terminate payroll deductions at any time by filing the appropriate form with the Committee subject to such advance notice as the Committee may require. If a participant terminates payroll deductions, he or she cannot rejoin that particular Purchase Period at any later date. All further payroll deductions will cease, and any payroll deductions previously collected from the participant and not previously applied to the purchase of Common Stock during that Purchase Period shall, at the participant's election, immediately be refunded or held for the purchase of shares on the next Purchase Date immediately following such termination. If no such election is made, then such funds shall be refunded as soon as possible after the Purchase Date. A participant may increase or decrease the rate of payroll deductions twice per Purchase Period subject to such advance notice as the Committee may require. The Committee shall determine, in its discretion, when such rate change shall become effective.

         (f) TERMINATION OF EMPLOYMENT. If a participant ceases to be employed by the Company or a Participation Company for any reason, including death or disability, prior to the end of a Purchase Period, the participant's purchase right shall terminate, and any payroll deductions previously collected from the participant and not previously applied to the purchase of Common Stock during that Purchase Period shall, at the participant's election (or at the election of the estate of the deceased participant) immediately be paid to the participant or the participant's personal representative, or held for purchase of shares on the next Purchase Date immediately following such termination. If no such election is made, then such funds shall be refunded as soon as possible after the Purchase Date. The Committee may provide, on a uniform basis with respect to any Purchase Period, that an employee who is on a leave of absence will be deemed to have terminated employment after a specified period.

         (g) PRORATION OF PURCHASE RIGHTS. If the total number of shares of Common Stock for which purchase rights are to be granted on any date in accordance with the terms of the Plan exceed the number of shares then remaining available under the Plan (after deduction of all shares for which purchase right have been exercised or are then outstanding), the committee shall make a pro rata allocation of the shares remaining available in as near as uniform a manner as shall be practicable and as it shall deem equitable. The Committee shall give written notice of such allocation to each participant affected thereby.

         (h) EXERCISE. Each purchase right shall be exercised automatically on the Purchase Date for the full number of purchasable shares, unless the purchase right has been previously terminated pursuant to Section 8(e) or 8(f).

         (i) ASSIGNABILITY. Subject to Section 9, purchase rights under the Plan shall not be assignable or transferable by the participant other than by will or by the laws of descent and distribution and during the life of the participant shall be exercisable only by the participant.

         (j) RIGHTS AS STOCKHOLDER. A participant shall have no rights as a stockholder with respect to shares covered by any purchase right granted under the Plan until the

                                      B-5.

                                                                    Appendix B

purchase right is exercised. No adjustments will be made for dividend or other rights for which the record date is prior to the date of exercise.

         (k) ACCRUAL LIMITATIONS. No purchase right shall permit the rights of a participant to purchase stock under all "employee stock purchase plans" (as defined in Section 423 of the Code) of the Company or a Corporate Affiliate to accrue at a rate that exceeds $25,000 of fair market value of such stock (determined at the time such purchase right is granted) for each calendar year in which such purchase right is outstanding at any time.

         (l) REGULATORY APPROVAL. The implementation of the Plan, the granting of any purchase right under the Plan, and the issuance of Common Stock upon the exercise of any such purchase right shall be subject to the Company's compliance with all applicable requirements of the 1933 Act, all applicable listing requirements of any securities exchange on which the Common Stock is listed and all other applicable requirements established by law or regulation.

         (m) OTHER PROVISIONS. Instruments evidencing purchase rights may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable.

9.       DESIGNATION OF BENEFICIARY

         A participant may file a written designation of a beneficiary who is to receive shares and cash, if any, credited on behalf of the participant under the Plan in the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company shall deliver such shares and/or cash to the participant's spouse or if no spouse is living, to the children of the participant in equal shares.


10.      CORPORATE TRANSACTIONS

         (a) TERMINATION. In the event the disposition of all or substantially all of the assets or outstanding capital stock of the issuer by means of a sale, merger, reorganization, or liquidation, (a "Corporate Transaction") each purchase right under this Plan, unless assumed pursuant to a written agreement by the successor corporation or a parent or subsidiary thereof, will automatically be exercised immediately prior to the consummation of the Corporate Transaction as if such date were the last Purchase Date of the Offering Period. Any payroll deductions not applied to such purchase shall be promptly refunded to the participant.

         (b) CORPORATE STRUCTURE. The grant of purchase rights under this Plan will in no way affect the right of the issuer of Common Stock to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                                      B-6.

                                                                    Appendix B

11.      AMENDMENT AND TERMINATION

         (a) AMENDMENT. The Board may from time to time alter, amend, suspend, or discontinue the Plan with respect to any shares at any time not subject to purchase rights; PROVIDED that no such action of the Board may, without the approval of stockholders of the Company, (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of shares which may be issued under the Plan, or which may be issued to one individual, (iii) materially modify the eligibility requirements under the Plan, or (iv) make any other change with respect to which the Board determines that stockholder approval is required by applicable law or regulatory standards.

         (b) TERMINATION. The Board shall have the right, exercisable in its sole discretion, to terminate the Plan immediately following any Purchase Date. Should the board elect to exercise such right, then no further purchase rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected under the Plan.


12.      NO EMPLOYMENT OBLIGATION

         Nothing contained in the Plan (or in any purchase right granted pursuant to the Plan) shall confer upon any employee any right to continue in the employ of the Company or any Corporate Affiliate or constitute any contract or agreement of employment or interfere in any was with the right of the Company or a Corporate Affiliate to reduce such employee's compensation from the rate in existence at the time of the granting of a purchase right or to terminate such employee's employment at any time, with or without cause. However, nothing contained herein or in any purchase right shall affect any contractual rights of an employee pursuant to a written employment agreement.

13.      USE OF PROCEEDS

         The cash proceeds received by the Company from the issuance of shares pursuant to purchase rights under the Plan shall be held in a non-interest bearing trust account.

14.      GOVERNING LAW

         To the extent not otherwise governed by federal law, the Plan and its implementation shall be governed by and construed in accordance with the laws of the State of Delaware.

                                      B-7.

                                DETACH HERE

                              CONDUCTUS, INC.

              ANNUAL MEETING OF STOCKHOLDERS, MAY 25, 2000
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CONDUCTUS, INC.

      The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held May 25, 2000, and the Proxy Statement and appoints Charles E. Shalvoy and Ronald Wilderink and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock or Preferred Stock of Conductus, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company's offices located at 966 W. Maude Avenue, Sunnyvale, California on Thursday, May 25, 2000 at 3:00 p.m. (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

----------------                                              ----------------
SEE REVERSE SIDE  CONTINUED AND TO BE SIGNED ON REVERSE SIDE  SEE REVERSE SIDE
----------------                                              ----------------

                                DETACH HERE

PLEASE MARK VOTES AS IN THIS EXAMPLE  /X/

The Board of Directors recommends a vote FOR each of the nominees listed below and a vote FOR the other proposals. This Proxy, when properly executed, will be voted as specified above. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW AND FOR THE OTHER PROPOSALS IF NO SPECIFICATION IS MADE.

At their discretion, the proxies are authorized to vote on such other matter or matters as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

(1) To elect the following directors to serve for a term ending upon the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified:

Nominees:
John F. Shock, Martin Cooper, Robert M. Janowiak, Martin J. Kaplan

        FOR ALL NOMINEES                              / /
        WITHHELD FROM ALL NOMINEES                    / /
        FOR ALL NOMINEES, EXCEPT AS NOTED ABOVE       / /

         MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  / /

(2) To approve the amendment and restatement of the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized to be issued from 20,000,000 to 25,000,000.

       FOR         AGAINST      ABSTAIN
       / /           / /          / /

(3) To approve the amendment to the Company's 1992 Stock Option/Stock Issuance Plan to increase the number of shares available for issuance thereunder.

       FOR         AGAINST      ABSTAIN
       / /           / /          / /

(4) To approve an amendment to the Company's 1992 Stock Option/Stock Issuance Plan to provide for an automatic annual increase in the number of shares available for issuance under the Plan.

       FOR         AGAINST      ABSTAIN
       / /           / /          / /

(5) To approve an amendment to the Company's 1992 Stock Option/Stock Issuance Plan to amend the automatic grant program.

       FOR         AGAINST      ABSTAIN
       / /           / /          / /

(6) To approve the Company's Amended and Restated Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder.

       FOR         AGAINST      ABSTAIN
       / /           / /          / /

(7) To ratify the Board of Directors' selection of PricewaterhouseCoopers LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2000.

       FOR         AGAINST      ABSTAIN
       / /           / /          / /

(8) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

       FOR         AGAINST      ABSTAIN
       / /           / /          / /

Please sign exactly as your name(s) appear(s) on each share certificate(s) over which you have voting authority:

Signature:                  Date:      Signature:                   Date:
          ------------------     -----          -------------------      -----